 As filed with the Securities and Exchange Commission on September ____, 2001

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SFBC INTERNATIONAL, INC.
                (Name of Small Business Issuer in its Charter)


          Delaware                                 8731                            59-2407464
  (State or jurisdiction of            (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)          Classification Code Number)            Identification No.)

           11190 Biscayne Blvd.                          11190 Biscayne Blvd.
              Miami, FL 33181                               Miami, FL 33181
              (305) 895-0304                                (305) 895-0304
    (Address and telephone number               (Address of principal place of business
or intended principal place of business)        or intended principal place of business)

                              Mr. Arnold Hantman
                           SFBC International, Inc.
                             11190 Biscayne Blvd.
                                Miami, FL 33181
                                (305) 895-0304
           (Name, address and telephone number of agent for service)

                 Please send a copy of all communications to:
                            Michael D. Harris, Esq.
                            Kristen K. Thomas, Esq.
                             MICHAEL HARRIS, P.A.
                    1645 Palm Beach Lakes Blvd., Suite 550
                           West Palm Beach, FL 33401
                           Telephone: (561) 478-7077
                           Facsimile: (561) 478-1817

                                ---------------
               Approximate date of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

         If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
      Tile of each                                  Proposed                   Proposed
   class of securities        Amount to         maximum offering           maximum aggregate           Amount of
    to be registered        be registered     price per share/(1)/          offering price          registration fee
=======================================================================================================================
      Common Stock,            71,646                $15.67                  $1,122,692.82              $280.67
     $.001 par value
=======================================================================================================================
          Total                                                                                         $280.67
=======================================================================================================================

/(1)/    Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low price of the registrant's common stock as quoted on the Nasdaq National Market System on September 5, 2001.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8, may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ This information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                  PROSPECTUS

                         71,646 shares of common stock

                           SFBC International, Inc.

         This prospectus relates to the public offering of 71,646 shares of common stock of SFBC International, Inc. by selling stockholders issued in connection with our August 20, 2001 acquisition of KeyStone Analytical Laboratories, Inc.

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The prices at which the common stock may be sold by the selling stockholders will be determined by market prices prevailing the time of each sale.

         Our common stock is publicly-traded on the Nasdaq National Market under the symbol "SFCC." On September 5, 2001, the closing price for our common stock on the Nasdaq National Market was $15.67.

         Investing in our common stock involves a high degree of risk. See the risks, which are described in the "Risk Factors" section beginning on page 11 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is _________ ____, 2001

                                 TABLE OF CONTENTS                                       Page
                                                                                         ----
Prospectus Summary.....................................................................    3

Risk Factors...........................................................................   11

Market for Common Stock ...............................................................   15

Forward Looking Statements.............................................................   16

Capitalization.........................................................................   17

Selected Financial Data................................................................   19

Management's Discussion and Analysis of Financial Condition and Results of Operations..   23

Business...............................................................................   26

Management.............................................................................   40

Related Party Transactions.............................................................   49

Principal Stockholders.................................................................   49

Description of Securities..............................................................   51

Shares Eligible for Future Sale........................................................   54

Selling Stockholders...................................................................   54

Plan of Distribution...................................................................   55

Legal Matters..........................................................................   55

Experts................................................................................   56

Additional Information.................................................................   56

Index to Financial Statements..........................................................  F-1

                              PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "SFBC International," "SFBC," "we," "our," and "us," we mean SFBC International, Inc., a Delaware corporation, together with our subsidiaries and our predecessors. This prospectus contains forward-looking statements and information relating to SFBC. See "Forward Looking Statements" on page 16.

                               SFBC International

Our Business       We are a specialized provider of outsourced drug development research services for the pharmaceutical and biotechnology industries. We have one of the largest contract research sites in the United States today. Most of the business conducted at that site has been Phase I and II clinical trials and related services that variously determine and document the safety, absorption and dosing of potential new drugs developed by our clients. The United States Food and Drug Administration sets forth very specific guidelines for human clinical trials testing a potential drug or medical product. This testing is usually done in three or four stages known as Phase I through Phase IV.

                   . Phase I involves testing a drug or product on a limited number of healthy participants to determine how the drug or product is absorbed by and eliminated from the body.

                   . Phase II involves testing a drug or product on approximately 200 participants suffering from the condition targeted by the drug or product to determine the safety and effectiveness of the drug or product.

                   . Phase III involves testing a drug or product on a large number of participants to determine long term and large scale safety and effectiveness of a drug or product.

                   . Phase IV involves continued testing after new drug approval, to monitor long-term effects of the drug or product.

                   In March 2000, we expanded into Phase III clinical trial work through the acquisition of the assets of Pharmaceutical Development Associates, Inc. Phase III clinical trials are conducted to determine the therapeutic benefit of a potential new drug on a specific disease. We believe that the business we acquired, which we operate through SFBC Charlotte, Inc., our wholly-owned subsidiary, is among the most active providers of ophthalmology drug studies and a leading provider of dermatology drug studies. It is also one of few established providers of studies for potential new generic drugs in the United States where the absorption of the drugs into the bloodstream cannot be determined. These studies are large-scale Phase III or Phase IV clinical trials in which the proposed generic drug is compared to the brand name drug. These studies began to be required by the Food and Drug Administration in 1997.

                   In February 2001, we further expanded our operations through the acquisition of ClinSites/LeeCoast Research Center, Inc. LeeCoast Research operated a Phase I clinical trials facility in Ft. Myers, Florida, which performed a wide range of clinical trials primarily in the areas of generic drugs and dermatology studies. We now conduct these operations through our wholly-owned subsidiary, SFBC Ft. Myers, Inc.

                   On August 20, 2001, we expanded our business by acquiring KeyStone Analytical Laboratories, Inc., which operated an analytical laboratory that provided complete bioanalytical testing and analysis of pharmaceutical products and substances. We operate the analytical laboratory through our wholly-owned subsidiary, SFBC Analytical Laboratories, Inc. SFBC Analytical provides its laboratory services from its offices in suburban Philadelphia using modern state-of-the-art equipment.

                   While we have been in business for 18 years, we introduced our current business model in 1995. Over the past six years, we have served over 50 clients, including all of the top 25 pharmaceutical companies in the United States. We have focused on building a reputation for producing results rapidly in compliance with each clinical trial protocol and the Food and Drug Administration requirements. We believe our pharmaceutical and biotechnology clients can realize greater financial benefits from more rapidly available valid clinical trial results. To realize our goal, we have built and continue to expand a database of volunteers representing a broad range of special populations, including post-menopausal women, children with specific diseases, and individuals who are HIV positive able to quickly accommodate most early phase clinical trials. In addition, SFBC Charlotte has established physician networks in ophthalmology and dermatology. We consider our responsiveness to clients, particularly with restrictive, special population studies, to have been key to:
                   (1) attracting new clients, (2) earning the repeat business of our established clients, and (3) capturing the unfulfilled work of other, generally larger, contract research organizations that do not have the ready access to the required participants. We count among our niche expertise the following special populations:

                   .     Cardiac

                   .     Diabetics

                   .     Geriatrics

                   .     Kidney disease

                   .     Ophthalmology

                   .     Pediatrics

                   .     Liver diseases

                   .     Post-menopausal females

                   .     HIV positive

                   .     Dermatology

                   In addition to performing Phase I through Phase IV clinical trials for pharmaceutical companies, biotechnology companies and other contract research organizations, we provide a range of other clinical research services including:

                   . protocol design: designing clinical trials for customers in conformance with FDA regulations;

                   . report writing: providing a comprehensive summary of the conduct of a study for customers submission to the FDA;

                   . data management: including the transfer of study data to clinical report forms;

                   . institutional review board services: preparing paperwork and all documents to be submitted to an institutional review board for approval; and

                   . electronic data transfer: transferring study data to the study sponsor instantaneously or to other data banks via computer.

Our Strategy       Our goal is to become the comprehensive provider of choice for a widening range of specialized clinical trials. This involves expanding the breadth of our clinical trials and related services to provide comprehensive contract research organization solutions. We expect to include the building and acquisition of complementary businesses. Our strategy includes the following key elements:

                   . Continue to build our proprietary database of special participant populations;

                   . Operate our new clinical laboratory which we expect to open in the fourth quarter of 2001;

                   . Continue to expand the range of services offered to our clients through acquisitions and strategic alliances; and

                   .     Continue to recruit and train our employees.

                   In carrying out these strategies, we face a number of obstacles including competition from competitors of various size drawing resources from the same special populations, competition from larger companies seeking the same acquisition targets, and competition from other participants in the healthcare field seeking qualified employees.

                   Our executive offices and clinic are located at 11190 Biscayne Boulevard, Miami, Florida 33181, and our telephone number is (305) 895-0304. SFBC Charlotte maintains offices in Charlotte, North Carolina and in Dublin, Ireland. SFBC Ft. Myers maintains offices and operates a clinic in Ft. Myers, Florida and also has a facility in the Tampa, Florida area. SFBC Analytical is located in North Wales, Pennsylvania. Our website is located at www.sfbci.com. Information contained on our website is not part of this prospectus.

                                  The Offering

Securities offered                           71,646 shares of common stock.

Description of common stock

      Common stock outstanding
      immediately prior to this offering     4,600,550 shares of common stock

      Common stock outstanding
      immediately following
      this offering                          4,600,550 shares of common stock

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following selected statement of operations data for the years ended December 31, 1999 and 2000 are derived from our financial statements and related notes, which were audited by Kaufman, Rossin & Co., our independent auditors, and are included in this prospectus.

         The pro forma unaudited selected statement of operations data for the year ended December 31, 2000, includes the actual results of operations for SFBC International and the results of operations for Pharmaceutical Development Associates and KeyStone Analytical Laboratories, as if we acquired these businesses on January 1, 2000. It does not include the actual results of operations of LeeCoast Research for the year ended December 31, 2000 as this acquisition was deemed insignificant.

         The unaudited selected statements of operations data for the six month periods ended June 30, 2000 and 2001, includes our actual results of operations for the six-month periods then ended.

         The pro forma unaudited selected statement of operations data for the six-month period ended June 30, 2001, includes our actual results of operations and those of KeyStone Analytical Laboratories as if we acquired it on January 1, 2001.

         Unaudited proforma results of operations after giving effect to certain adjustments resulting from the acquisition of net assets from LeeCoast Research for the six month period ended June 30, 2001 as if the business combination had occurred on January 1, 2001 are not presented as this acquisition was deemed insignificant.

         The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Statement of Operations Data:

                                                  Historical            ProForma/(1)/
                                                  Year Ended             Year Ended
                                                 December 31,            December 31,

                                             1999           2000             2000
Net Revenues                               $8,309,143    $19,694,428     $22,150,613

Operating income                              841,771      3,445,399       3,821,678

Provision for income taxes                    410,000      1,342,000       1,440,000

Net income                                 $  250,628    $ 2,050,837     $ 2,346,478

Pro forma data (unaudited)/(2)/:

Income before provision for income taxes   $  660,628

Provision for income taxes                    251,000

Pro forma net income                       $  409,628

Shares used in computation
of pro forma net income per share/( )/      1,881,863      2,614,000

Pro forma net income per share /( )/       $     0.22    $      0.78

/(1)/ Gives pro forma effect to the acquisition of Pharmaceutical Development Associates and KeyStone Analytical Laboratories as if the acquisitions had occurred on January 1, 2000 for the year ended December 31, 2000. See the "Pro Forma Combined Financial Data".
/(2)/ The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the year ended December 31, 1999.

                                                      Six Months Ended June 30,

                                              Historical     Historical    ProForma /(1)/
                                                 2000            2001          2001
Net revenues                                  $6,846,794     $14,153,099    $15,755,660

Operating income                               1,370,594       2,479,882      2,900,784

Provision for income taxes                       502,000       1,014,000      1,167,000

Net income                                      $766,873     $ 1,628,787    $ 1,901,954

Shares used in computation of earnings  per
share /( )/                                    2,335,736       3,594,785

Earnings per share /( )/                           $0.33     $       .45

/(1)/ Gives pro forma effect to the acquisition of KeyStone Analytical Laboratories as if the acquisition had occurred on January 1, 2001 for the six months ended June 30, 2001.

Balance Sheet Data:
------------------

                                                                  Supplemental
                                                 Pro Forma/(1)/    Pro Forma
                                 June 30, 2001   June 30, 2001  June 30, 2001/(2)/
Cash                              $  6,088,189   $  2,715,802   $    9,498,284

Working capital                     10,249,503      6,809,166       13,591,648

Total assets                        17,240,140     21,171,527       27,954,009

Notes payable - current portion          9,041          9,041            9,041

Notes payable                            3,923          3,923            3,923

Total liabilities                    4,136,106      5,493,051        5,493,051

Total stockholders' equity        $ 13,104,034   $ 15,678,476   $   22,460,958

/(1)/ Gives pro forma effect to the acquisition of KeyStone Analytical Laboratories as if the acquisition had occurred as of the pro forma balance sheet date.
/(2)/ Gives effect to the exercise of 709,321 of our publicly-traded warrants which occurred from July 20, 2001 through August 20, 2001.

         Unless otherwise stated, the information in this prospectus does not give effect to:

      . the 125,000 shares of common stock issuable upon exercise of the purchase option and the 62,500 shares of common stock issuable upon exercise of the warrants contained in the purchase option, which we sold to HD Brous & Co., Inc. as part of our initial public offering in October 2000.

      . up to 1,320,834 shares of common stock reserved for issuance upon the exercise of options, of which options to purchase 994,334 shares of common stock have been granted prior to the date of this prospectus.

      . up to 210,606 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2001 and held by our minority stockholders.

      . the 709,950 shares of common stock issuable upon exercise of the warrants sold in our initial public offering, of which 709,321 were exercised between July 20, 2001 and August 20, 2001 and 629 were redeemed on August 21, 2001.

                                 RISK FACTORS

         An investment in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss. You should consider carefully information about these risks, and all information contained in this prospectus, before you buy our common stock.

We rely on a limited number of clients for a large percentage of our revenues which means that we face a greater risk of loss of revenues if we lose clients

         During 2000, no client provided us 10% or more of our revenues. However, historically we relied on a small number of clients to generate a larger percentage of our revenues. This year, in spite of our increasing revenues, we expect Bristol-Myers Squibb Company will generate more than 10% of our revenues. In addition, our newest subsidiary, SFBC Analytical, has five customers which accounted for 84% and 79% of its predecessor's revenue in 2000 and 1999, respectively. This kind of client concentration in the contract research organization industry is common. Our largest clients vary from year to year, because revenues from our individual clients fluctuate. In the event that we lose one or more major clients, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we cannot effectively manage our growth, we may not continue to operate at the same levels of profitability and may actually lose money

         We have grown rapidly since 1998. Businesses, which grow rapidly, often have difficulty managing their growth. Although we have expanded our management, we will have to employ experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money.

Because we are significantly smaller than the majority of our competitors, we may lack the financial resources needed to increase our market share

         There are a large number of contract research organizations ranging in size from one-person consulting firms to full-service, global drug development corporations. It is easy for a new company to enter our industry. This competition may lead to price and other forms of competition that could adversely affect our business. Many of our competitors have substantially greater size and other resources than we do. For this reason, we may lack the financial resources needed to increase our market share.

Our clients may cancel or delay our contracts, which could reduce our future revenues and result in operating losses

         Our clients may cancel or delay our contracts at any time for no reason. They may also cancel a clinical trial for a variety of reasons including:

      .  inadequate patient enrollment;

      . manufacturing problems resulting in a shortage of the potential product;

      . a decision by a client to de-emphasize or cancel the development of a potential product;

      .  adverse patient reaction to a potential product;

      .  unexpected results; and

      .  request of the United States Food and Drug Administration.

         The loss or delay of a large project or contract or the loss or delay of multiple small contracts could have a material adverse effect on our business and future results of operations.

We are dependent on the product development cycles of our clients and a change in these cycles, which are beyond our control, can adversely affect our business

         Most of our contracts are short term in duration. As a result, we must continually replace our contracts with new contracts to sustain our revenue. A client's product development cycle is the driving force in our ability to initiate new contracts. In addition, a client has the ability to cancel or delay existing contracts if their product is not ready for testing or if the testing results are not satisfactory. These factors are all beyond our control. If we are unable to generate new contracts on a timely basis this would have a material adverse effect on our business, financial condition, and results of operations. In addition, since a large portion of our operating costs are relatively fixed, variations in the timing and progress of contracts can materially affect our results.

We face a risk of liability from our disposal of medical wastes

         Our clinical trials activities involve the controlled disposal of medical wastes, which are considered hazardous materials. We believe that our safety procedures for handling and disposal of these medical wastes comply with all state and federal environmental regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If this occurs, we could be held liable for damages, face significant fines, and face the temporary or permanent shutdown of our operations.

We risk potential liability when conducting clinical trials, which could cost us large amounts of money or possibly put us out of business

         Our clinical trials involve administering drugs to humans in order to determine the effects of the drugs. By doing so, we are subject to the general risks of liability to these persons, which include:

      . adverse side effects and reactions resulting from the administration of these drugs to a clinical trial participant;

      .  improper administration of the new drug; or

      . potential professional malpractice of our employees, including physicians.

         To protect ourselves, our contracts generally have indemnification agreements in which our clients agree to indemnify us in the event of adverse consequences to our participants caused by their products. We also carry liability insurance. However, if there is a damage claim not covered by insurance, the indemnification agreement is not broad enough or our client is insolvent, any resulting award against us could result in our experiencing large losses or possibly put us out of business.

If we do not continuously develop new methodologies for our analytical applications, we may be unable to compete with entities offering bioanalytical laboratory services

         We must continuously develop analytical methodologies for drug products in order to meet the needs of our clients and attract new clients. Our analytical laboratory clients may request evidence of suitable validated analytical methods before retaining us for our services. We must be able to provide solutions and advice for our clients. This requires staying abreast of current regulatory requirements and identifying methods and applications that will assist our clients in obtaining approval for their products. If we are unable to devote substantial time to development of new methods and applications, we may lose our clients.

If government regulation of our business is relaxed, it could reduce the need for our services and reduce revenues

         The market for our services is based on strict government regulation of the drug development process. The general trend in the United States is for increased regulation. However, in Europe the regulatory process is more relaxed. The United States could change its regulatory structure. This could reduce our clients' need for our services and reduce our future revenues.

If the pharmaceutical and biotechnology industries reduce their expenditures, our future revenues may be reduced

         Our business and continued expansion is dependent on the research and development expenditures of our clients. Any economic downturn or any decrease in our clients' research and development expenditures may adversely affect us by reducing our future revenues.

We are controlled by our management, which means they may stop a third party from acquiring us even if it is in the best interests of our stockholders

         Dr. Lisa Krinsky and Mr. Arnold Hantman combined beneficially own approximately 35% of our outstanding common stock. As a result, they will probably be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control which might benefit our stockholders. Additionally, management's voting control may depress the future market price of our common stock.

If Dr. Allan Xu ceases working for us, we may be subject to a significant charge to earnings, which could reduce our stock price

         As part of our acquisition of KeyStone Analytical Laboratories, we loaned Dr. Allan Xu $1,000,000 in exchange for a promissory note to be forgiven or repaid over a five-year period. If Dr. Xu ceases to be employed by us, we may be unable to collect amounts outstanding under the note. As a result, we may be subject to a significant charge to our earnings and the price of our common stock could fall.

We may issue preferred stock without the approval of our stockholders, which could make it more difficult for a third-party to acquire us and could depress our stock price

         In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share without a vote of our stockholders. This could permit our board of directors to issue such stock to investors who support our management and give effective control of our business to our management. Additionally, issuance of this preferred stock could block an acquisition resulting in both a drop in the stock price and a decline in interest in the stock, which could make it more difficult for stockholders to sell their shares. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Almost all of our total outstanding shares are freely tradable. The shares of common stock covered by this prospectus will be freely tradable. This could cause the market price of our common stock to drop significantly, even if our business is doing well

         As of August 31, 2001, we had outstanding 4,600,550 shares of common stock. The shares covered in this prospectus may be sold in the public market immediately. Most of our remaining shares may be publicly sold as follows:

              Number of Shares                       May be Publicly Sold Beginning
----------------------------------------------------------------------------------------------------------
71,646 shares covered by this prospectus        Now, without limitation
2,780,076 shares                                Now, without limitation
1,630,945 shares                                Now, subject to limitations of Rule 144
11,494 shares                                   Beginning April 24, 2002, subject to limitations of
                                                Rule 144
26,597 shares                                   October 11, 2002, subject to limitations of Rule 144

Fluctuations in our operating results may cause our stock price to fall

         Historically, our revenues have been higher in the second half of the year. These fluctuations are usually due to the level of new business authorizations in a particular quarter or year and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research expenditures. Our varying quarterly results may result in the drop of our common stock price if investors react to our reporting operating results less favorable than in a prior quarter.

Our stock price can be extremely volatile, and your investment could suffer a decline in value

         The trading price of our common stock has been and is likely to be volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

      .  Actual or anticipated variations in quarterly operating results;
      .  New service offerings introduced or announced by our competitors;
      .  Changes in financial estimates by securities analysts;
      .  Changes in market valuations of other similar companies;
      . Our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
      . Additions or departures of key personnel; and . Sales of our common stock including short sales.

         As a result, you could lose all or part of your investment. In addition, the stock market in general experiences extreme price and volume fluctuations that are often unrelated and disproportionate to operating performance.


                            MARKET FOR COMMON STOCK

Market Information

         The following table sets forth, for the periods indicated, the range of quarterly high and low representative market prices for our common stock. These securities traded on the American Stock Exchange from October 11, 2000 until they began trading on the Nasdaq National Market on June 19, 2001 under the symbol "SFCC".

                             High           Low
Common Stock
------------

Fourth Quarter 2000        $ 7.6875        $ 4.00
First Quarter 2001           9.50            3.625
Second Quarter 2001         29.55            8.65

Holders

         As of August 27, 2001, there were 71 holders of record and at least 935 beneficial owners of our common stock.

Dividends

         We have never paid cash dividends on our common stock. Payment of dividends is within the discretion of board of directors and will depend upon our earnings, capital requirements and operating and financial condition. Currently, we intend to follow a policy of retaining future earnings in order to finance the growth and development of our business.


                          FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the following expectations:


     Statement                                                                    Located in Section Entitled
     .   our consummation of acquisitions and alliances;                             Prospectus Summary, Our
                                                                                     Strategy and Use of Proceeds

     .   our plans to open a clinical laboratory; and                                Prospectus Summary, Our Strategy

     .   the changing mix of client concentration as it relates to our lack of       Risk Factors
         dependence on any and the 2001 revenues from one client;

     .   the trend toward increased governmental regulation in the drug              Risk Factors
         industry;

     .   the adequacy of our working capital and liquidity to fund operations        Use of Proceeds and
         and acquisitions;                                                           Management's Discussion and
                                                                                     Analysis
     .   the increased reliance on and the resulting growing market for              Business, Contract Research
         contract research organizations;                                            Industry

     .   the trend towards contract research organization consolidation.             Business, Our Competitors

         Additionally, words such as "expects", "anticipates", "intends", "believes", "will" and similar words are used to identify forward-looking statements within the meaning of the Act.

         The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements include:

      . an unanticipated decision to make an acquisition of a substantially larger competitor, which would require us to re-allocate our intended uses of our cash resources;

      . our ability to successfully implement our plans for operational and geographical expansion;

      . our ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while maintaining compliance with applicable rules and regulations;

      . our ability to compete nationally in attracting pharmaceutical companies in order to develop additional business;

      .  our continued ability to recruit participants for clinical studies;

      . the economic climate nationally and internationally as it affects drug development operations; and

      . our ability to integrate and absorb any acquisitions into our current operational structure.

         We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the section entitled "Risk Factors" in this prospectus.


                                CAPITALIZATION

         Our capitalization is presented on an actual basis, on a pro forma basis to give effect to our acquisition of KeyStone Analytical Laboratories as if it occurred as of June 30, 2001, and on a supplemental pro forma basis to give effect to the exercise of our publicly-held warrants from July 20, 2001 to August 20, 2001.

                                                                            June 30, 2001
                                                                             (Unaudited)

                                                             Actual               Pro Forma          Supplemental
Note payables - current portion                              $     9,041         $     9,041           $     9,041

Notes payable                                                      3,923               3,923                 3,923
                                                             -----------         -----------           -----------

Total debt                                                        12,964              12,964                12,964
                                                             ===========         ===========           ===========

Stockholders' equity
Preferred stock, par value $.10 per share;
     5,000,000 shares authorized, no shares
     issued or outstanding                                             -                   -                     -

Common stock, par value $.001 per
     share, 20,000,000 shares
     authorized, 3,628,331 shares issued
     and outstanding as of June 30, 2001

     and 3,806,336 shares issued and
     outstanding as adjusted
     4,515,657 shares issued and
     outstanding as adjusted

                                                                   3,628               3,806                 4,516

Additional paid-in capital                                    10,517,895          13,092,159            19,873,931

Retained earnings                                              2,582,511           2,582,511             2,582,511
                                                             -----------         -----------           -----------

Stockholders' equity                                          13,104,034          15,678,476            22,460,958
                                                             -----------         -----------           -----------

Total capitalization                                         $13,116,998         $15,691,440           $22,473,922
                                                             ===========         ===========           ===========

         Except as otherwise stated, the outstanding shares of common stock referred to in this prospectus do not include:

      . 709,950 shares of common stock issuable upon the exercise of the warrants sold in our initial public offering;

      . 1,195,834 shares of common stock issuable under our 1999 stock option plan, of which we have granted options to purchase 869,334 shares, and 125,000 options granted outside of our plan;

      . 210,606 shares of common stock issuable upon exercise of the outstanding warrants we issued to minority stockholders who received our convertible notes in exchange for their past due old notes. We offered these warrants to induce the note holders to forbear from collecting on past-due notes and to accept the convertible notes. On October 26, 1999, these minority stockholders converted $1,150,800 of the convertible notes into common stock at $4.50 per share. The warrants are exercisable until June 11, 2002; and

      . 125,000 shares of common stock and 62,500 shares issuable upon exercise of warrants, which may be issued pursuant to the purchase option of our underwriter for our initial public offering.

         As of August 31, 2001, we have two classes of warrants outstanding;

      . minority stockholder warrants to purchase 97,004 shares of common stock exercisable at $8.00 per share; and

      . minority stockholder warrants to purchase 3,906 shares at $9.60 per share.

         Additionally, if HD Brous exercises its purchase option and acquires warrants at $.40 per warrant, we will have up to 62,500 warrants, exercisable at $15.36, outstanding. The purchase option is not exercisable until October 11, 2001.

                            SELECTED FINANCIAL DATA

         We derived the selected financial data presented below from our historical financial statements and related notes included in another part of this prospectus. You should read the selected financial data together with our financial statements and the section of the prospectus entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. Kaufman, Rossin & Co., independent certified public accountants, audited our financial statements for the years ended December 31, 2000, 1999, and 1998, financial statements of Pharmaceutical Development Associates for the years ended December 31, 1999 and 1998, and financial statements of KeyStone Analytical Laboratories for the years ended December 31, 2000 and 1999. The pro forma financial statements for 2000 assume we made the acquisitions of Pharmaceutical Development Associates and KeyStone Analytical Laboratories on January 1, 2000. See the notes to the pro forma financial statements beginning at Page P-1 of this prospectus for information containing the adjustments made in the pro forma financial statements.

         This unaudited pro forma financial information does not purport to represent what our financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project our financial position or results of operations for any future date or period. These unaudited financial statements should be read in conjunction with the historical financial statements of SFBC International and the businesses we acquired from Pharmaceutical Development Associates and KeyStone Analytical Laboratories included in this prospectus. The unaudited proforma financial information does not include the results of operations of LeeCoast Research Center as this acquisition was deemed insignificant.


                           SFBC International, Inc.

Statement of Operations Data                                                                              (Unaudited)
                                                                                                           Pro Forma
                                                                                                            Combined
                                                                         Year Ended December 31,

                                                             1998              1999              2000           2000/(3)/
Net revenues                                          $ 5,869,987       $ 8,309,143      $ 19,694,428      $ 22,150,613
Direct costs                                            3,838,923         5,208,231        11,996,996        13,050,057
General and administrative expenses                     1,323,764         2,259,141         4,252,033         5,278,878
Income from operations                                    707,300           841,771         3,445,399         3,821,678
Interest income                                                 -                 -           122,908           150,401

Interest expense                                          199,584           181,143           175,470           185,601
Income before income taxes                                507,716           660,628         3,392,837         3,786,478
Provision for income taxes                                      -           410,000         1,342,000         1,440,000
Net income                                            $   507,716       $   250,628      $  2,050,837      $  2,346,478
                                                      ===========       ===========      ============      ============

Pro forma data (unaudited)/(1)/:
Income before provision for income taxes              $   507,716       $   660,628

Provision for income taxes                            $   191,000       $   251,000
                                                      -----------       -----------
Pro forma net income                                  $   316,716       $   409,628
                                                      ===========       ===========

Shares used in computation of pro forma net
income per shares /(2)/                                 1,520,000         1,881,863         2,614,000
                                                      ===========       ===========      ============

Pro forma net income per share /(2)/                  $      0.21       $      0.22      $       0.78
                                                      ===========       ===========      ============

/(1)/ The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the years ended December 31, 1998 and 1999.
/(2)/ Pro forma net income per share of common stock has been computed using the historical number of shares of common stock outstanding at December 31, 1998 and 1999 and by using the historical weighted average number of shares outstanding for the year ended December 31, 2000.
/(3)/ Includes our operations and the operations of Pharmaceutical Development Associates and KeyStone Analytical Laboratories as if we acquired them on January 1, 2000.

                  Pharmaceutical Development Associates Inc.

Statement of Operations Data:                          Historical
                                                Year Ended December 31,

                                             1998/(4)/                1999/(4)/

Net revenues                               $ 3,151,593           $ 2,200,061
Direct costs                                 2,674,533             1,995,792
General and administrative expenses            482,522               625,072
Income (loss) from operations                   (5,462)             (420,803)

Interest income                                      -                     -
Interest expense                                15,202                18,560
Loss before income taxes                       (20,664)             (439,363)
Provision for income taxes                           -                     -
Net  loss                                   $  (20,664)            $(439,363)
                                            ==========            ==========

/(4)/ These columns contain the results of operations of the business which was sold by Pharmaceutical Development Associates.

                    KeyStone Analytical Laboratories, Inc.

Statement of Operations Data:

                                                       Historical
                                                 Year Ended December 31,

                                             1999/(5)/                2000/(5)/

Net Revenues                                $ 1,615,180             $ 2,028,905
Direct Costs                                    535,173                 743,654
General and Administrative expenses             625,817                 811,192
Income (loss) from operations                   454,190                 474,059
Interest income                                   8,159                  27,493
Interest expense                                      -                       -
Income before income taxes                      462,349                 501,552
Provision for income taxes                      187,300                 199,000
Net income                                  $   275,049             $   302,552
                                            ===========             ===========

/(5)/ These columns include the historical results of operations KeyStone Analytical Laboratories.

                   SFBC International, Inc. and Subsidiaries

Statement of Operations Data:

                                               Six-Months Ended June 30,

                                          2000            2001           2001
                                       Historical      Historical     Pro Forma

Net revenues                           $ 6,846,794   $ 14,153,099   $15,755,660
Direct costs                             3,840,603      8,126,089     8,601,799
General and administrative expenses      1,635,597      3,547,128     4,253,077
Income from operations                   1,370,594      2,479,882     2,900,784
Interest income                                  -        186,172       191,437
Interest expense                          (101,721)       (23,267)      (23,267)
Income before income taxes               1,268,873      2,642,787     3,068,954
Provision for income taxes                 502,000      1,014,000     1,167,000
Net income                             $   766,873   $  1,628,787   $ 1,901,954
                                       ===========   ============   ===========


Balance Sheet Data:

                                                                       As of June 30,
                                                                                                     Supplemental Pro
                                          Actual               Actual              Pro Forma               Forma
                                           2000                 2001                  2001                  2001
Cash                                  $    906,094          $  6,088,189          $  2,715,802          $  9,498,284
Working capital                          1,724,732            10,249,503             6,809,169            13,591,651
Total assets                             6,576,971            17,240,140            21,171,527            27,954,009
Total liabilities                        4,939,118             4,136,106             5,493,051             5,493,051
Total stockholders' equity            $  1,637,853          $ 13,104,034          $ 15,678,476          $ 22,460,958

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of the prospectus and which are deemed to be incorporated into this section. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including but not limited to, those contained in other sections of this prospectus including the section entitled "Risk Factors".

In General

         SFBC International was organized in March 1999 for the purpose of acting as a holding company. In June 1999, we acquired South Florida Kinetics, our Phase I and II subsidiary. At the same time we merged with BioClinic Management Company, an inactive Florida corporation, controlled by Mr. Arnold Hantman, our chief executive officer. BioClinic Management, organized in 1984, operated our Phase I and II clinic until 1995. Lisa Krinsky, M.D., our president, organized South Florida Kinetics in 1995. Following the June 1999 transactions, Dr. Krinsky owned 1,014,487 shares of our common stock, Mr. Hantman owned 507,244 shares and our minority stockholders owned 558,269 shares. As a result, Dr. Krinsky and Mr. Hantman controlled SFBC International.

         As permitted by accounting rules, all historical financial information for SFBC International reflects the financial statements of South Florida Kinetics which we acquired on June 7, 1999. The following discussion also includes the operations of Pharmaceutical Development Associates. We purchased certain assets of Pharmaceutical Development Associates on March 29, 2000, which essentially coincided with the end of our fiscal quarter. All information for the six months ended June 30, 2000 and 2001 includes the results of operations and cash flows of SFBC Charlotte since the date of its acquisition of the assets of Pharmaceutical Development Associates and the results of operations and cash flows of SFBC Ft. Myers since the date of its acquisition of LeeCoast Research, but does not include any information on KeyStone Analytical Laboratories.





Results of Operations

         Six Months Ended June 30,  2000 and 2001

         Our net revenues increased to $14,143,099 for the six months ended June 30, 2001, which is an increase of 107% from $6,846,794 for the corresponding 2000 period. The increase was largely attributable to expansion of our professional marketing staff during the past year and to the inclusion of SFBC Charlotte which was acquired on March 29, 2000.

         Our gross profit margins decreased from approximately 43.9% for the six months ended June 30, 2000 to approximately 42.6% from the corresponding 2001 period. The decrease is attributable to increased second quarter revenues in our Phase III operation in Charlotte, North Carolina. Phase III trials have lower gross profit percentages than earlier Phase trials. Operations for North Carolina did not start until the second quarter of 2000.

         Our general and administrative expenses for the six months ended June 30, 2001 increased to $3,547,129 from $1,635,597 over the same period last year. The primary expense increases were due to the expansion of our business, our increased marketing and our public company status. As a percentage of net revenues, our general and administrative expenses increased to 25.1 % from 23.9%.

         As the result of our continued growth this year, our net income before taxes for the six months ended June 30, 2001 increased to $2,642,787 from $1,268,873 for the same period in 2000. Our net income after taxes was $1,628,787 for the six months ended June 30, 2001 in contrast to $766,873 for the same period of 2000. Our effective tax rate for the six months ended June 30, 2001 fell to 38.4% from 39.6% for the corresponding period in 2000. On a fully diluted basis, our earnings per share increased to $.40 per share for the six-month period ended June 30, 2001 from $.32 per share for the same period of 2000. The number of common stock shares used in computing earnings per share on a diluted basis for the six months ended June 30, 2001 was 4,116,236 versus 2,391,100 used for the same period in 2000. The increase in the number of shares was principally from the issuance of 1,250,000 shares of common stock in connection with our initial public offering in October 2000 plus the potential dilution if our outstanding options and warrants had been exercised and converted into our common stock.

Years Ended December 31, 1999 and 2000

         Our net revenues were $19,694,428 for the year ended December 31, 2000, which is an increase of 137% from $8,309,143 for the prior year. The increase includes the net sales of our subsidiary, SFBC Charlotte, since March 29, 2000.

         Our gross profit margins increased from approximately 37.3% in 1999 approximately 39.1% for the same period in 2000. The increase is attributable to our increase in revenues as well as variance in our mix of contracts.

         Our general and administrative expenses increased from $2,259,141 in 1999 to $4,252,033 in 2000. The primary expense increases were due to the expansion of our business, our increased marketing and our public company status. General and administrative expenses in 1999 included $255,537 of expenses related to the delay of our initial public offering, which was originally filed in August 1999 but was not completed until October 16, 2000. Our 1999 general and administrative expenses also included additional compensation expenses for stock options issued to Dr. Gregory B. Holmes in February 1999. In 2000, we incurred approximately $170,000 resulting from issuance of the options in contrast to approximately $305,000 in 1999.

         As the result of our growth in 2000, our net income before taxes increased to $3,392,837 from $660,628 in 1999. Our net income after provision for income taxes increased in 2000 to $2,050,837 from $250,628 in 1999. On a per share basis, our basic after tax net income in 2000 increased to $.78, and $.76 on a fully diluted basis, from $.13 per share in 1999. As reflected on our income statements, 1999 income taxes were affected by the fact that we were not a C corporation for the entire year.

Liquidity and Capital Resources

         For 2000, net cash used by operating activities was $371,488 in contrast to $292,300 of net cash provided by operations in 1999. The change is primarily due to the substantial increase in accounts receivable and accrued liabilities resulting from the growth of our business, offset by the increase in net income. For the six months ended June 30, 2001, net cash provided by operating activities was $1,038,356 in contrast to $394,364 for the corresponding period in 2000. The principal changes were due to net income offset by estimated tax payments in 2001 of $700,000.

         For 2000, net cash provided by financing activities was $7,675,223. The increase resulted from our receipt of public offering proceeds, partially offset by note payments. In the six months ended June 30, 2001, we used $363,265 in financing activities while in the six months ended June 30, 2000 financing activities provided $724,860. The principal change arose from the fact that in 2001 we no longer have a credit facility, while in the six months ended June 30, 2000, we borrowed $1,099,009 on this credit facility in part to complete the acquisition of our Charlotte, North Carolina operation.

         During 2000, we used $804,417 for investing activities in contrast to $56,676 used for the same period in 1999. The increase was primarily due to our use of existing cash to acquire the assets of Pharmaceutical Development Associates, our purchase of equipment, and the loan made to LeeCoast Research Center. During the six months ended June 30, 2001, net cash used in investing activities increased to $1,374,505 from $501,415 for the corresponding period in 2000. The principal increases were due to the purchase of property and equipment, primarily computer hardware, software and leasehold improvements to the Miami Phase I subsidiary.

         On October 16, 2000, we completed our initial public offering and realized net proceeds of approximately $8,270,000. Of the net proceeds, we have used to date $385,000 to pay off our minority stockholders' notes, $511,000 to purchase the assets of LeeCoast Research, $945,000 in property and equipment and approximately $341,000 for working capital.

         In order to open our new clinical laboratory in our Miami, Florida facility, we purchased approximately $140,000 of computer software during the first quarter of 2001 and expect to spend approximately $600,000 for additional equipment as well as approximately $250,000 for construction and set up of the lab during the balance of this year. We have an oral agreement to purchase the entire building we are currently occupying in Miami, Florida. We expect to purchase the building following zoning approval. Additionally, we have leased an additional two floors in an adjacent building under a three-year lease term.

         Working capital was $10,249,503 at June 30, 2001, an increase of $57,147 from December 31, 2000. At June 30, 2001 our current assets of $14,272,686 include $6,088,189 of cash and cash equivalents, while at December 31, 2000 we had $14,391,191 of current assets and $6,787,603 in cash and cash equivalents. As of the date of this prospectus, we continue to have a strong working capital position. We have received $6,809,482 in proceeds from the exercise of our publicly-held warrants.

         We believe we have more than enough working capital to meet our operational needs within the next 12 months. Depending upon the nature of any future acquisitions including the size of the target(s) and the negotiated terms, we may require additional financing to complete a large acquisition.


                                   BUSINESS
In General

         We are a contract research organization, which conducts clinical trials and provides related services to pharmaceutical companies, biotechnology companies, and other contract research organizations. We have conducted operations for over 18 years. Historically, we have focused upon the development and maintenance of our database of special populations of participants for Phase I and Phase II clinical trials and believe we are one of the leading United States companies in recruiting participants for special populations in Phase I and Phase II clinical trials. We believe that this is particularly important since medications require extensive testing in many special populations.

         On March 29, 2000, we expanded our operations with the acquisition of the assets of Pharmaceutical Development Associates, a contract research organization focused on managing Phase III clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

         On February 16, 2001, we further expanded our operations when we purchased the assets of ClinSites/LeeCoast Research Center, Inc., a specialized, Phase I contract research organization with an established market position in early phase dermatology and generic drug studies, among other things.

         On August 20, 2001, we again expanded our operations with the acquisition of KeyStone Analytical Laboratories, a bioanalytical laboratory providing complete services for the testing and analysis of pharmaceutical products. We acquired KeyStone Analytical Laboratories through a merger into our wholly-owned subsidiary, SFBC Analytical. The addition of an analytical laboratory to our company will allow us to refer bioanalytical laboratory work needed by our clients to our subsidiary, SFBC Analytical.

Our History and Structure

         We are a Delaware corporation organized in March 1999. We are a holding company for four subsidiaries:

     .   South Florida Kinetics, formed in 1995,

     .   SFBC Charlotte, formed in March 2000,

     .   SFBC Ft. Myers, formed in December 2000, and

     .   SFBC Analytical, formed in August 2001.

         Our principal revenues are generated by South Florida Kinetics.

     On June 7, 1999, we merged with our predecessor, Bio Clinic Management Company. At the time of the merger, our chief executive officer, Mr. Arnold Hantman was the sole stockholder of Bio Clinic Management Company. We were the surviving entity in the transaction. Also, on June 7, 1999, we acquired South Florida Kinetics in exchange for 1,572,756 shares of our common stock. Dr. Lisa Krinsky, our president, was the founder and principal stockholder of South Florida Kinetics and as a result of the acquisition, became our principal stockholder.

The Drug Development Process

     Pharmaceutical and certain other therapeutic products are generally developed by pharmaceutical and biotechnology companies and are required to undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public. Clinical testing, known as clinical trials, is either conducted internally by pharmaceutical or biotechnology companies or is conducted on behalf of these companies by contract research organizations. We are a contract research organization. When clinical trials are outsourced, clients pay the contract research organization for conducting the clinical trial, as well as for other related services.

     The process of conducting clinical trials is highly regulated by the United States Food and Drug Administration, known as the FDA, as well as by other governmental and professional bodies. Below we describe the principal framework in which clinical trials are conducted. We also describe a number of the parties involved in these trials.




     Protocols.

     Before starting human clinical trials, a drug's sponsor must submit an investigational new drug application to the FDA. The application contains what is known in the industry as a protocol. A protocol is the blueprint for each drug study. The protocol tells us:

     .   who we must recruit as qualified participants;

     .   how often to administer the drug;

     .   what dosage of the drug to give to the participants; and

     .   what tests to perform on the participants.

         Institutional Review Board.

         An institutional review board is an independent committee of professionals and layperson, which reviews clinical research trials involving human beings. The institutional review board does not report to the FDA, and the FDA does not appoint its members. It is required to adhere to guidelines issued by the FDA, and the FDA audits its records.

         An institutional review board must approve all clinical trials. The institutional review board's role is to protect the rights of the participants in the clinical trials. It approves the protocols to be used, the advertisements which the company or contract research organization conducting the trial proposes to use to recruit participants, and the form of consent which the participants will be required to sign prior to their participation in the clinical trials. We can use any institutional review board we choose. However, when our clients request us to use a specific institutional review board, we follow their suggestions.

         Clinical Trials.

         The government sets very specific requirements, which must be followed in order to market a new drug or medical product in the United States. Drugs and medical products generally require approval by the FDA before marketing to the public.

         Human clinical trials or testing of a potential product are generally done in three, and sometimes four stages known as Phase I through Phase IV testing. The names of the phases are derived from the regulations of the FDA. Generally, there are multiple trials conducted in each phase.

         Phase I.

         Phase I trials involve testing a drug or product on a limited number of healthy participants, typically 24 to 100 people at a time. Phase I trials determine a drug's basic safety and how the drug is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year. In the case of Phase I trials conducted by us, we give our participants free medical examinations which may include physical exams, blood and urine tests, electrocardiograms, and bone scans. For women, we often give them pap smears and mammograms. We pay our participants a fee for participating in our clinical trials. We provide them free room and board in our Phase I and II subsidiaries' clinics as necessary.

         Phase II.

         Phase II trials involve testing up to 200 participants at a time who may suffer from the targeted disease or condition. Phase II testing typically lasts an average of one to two years. In Phase II, the drug is tested to determine its safety and effectiveness for treating a specific illness or condition. Phase II testing also involves determining acceptable dosage levels of the drug. In the case of Phase II trials conducted by us, we usually select participants who have the disease or condition for which the drug may help. If Phase II tests show that a new drug has an acceptable range of safety risks and probable effectiveness, a company will move on to Phase III testing.

         Phase III.

         Phase III trials involve testing large numbers of participants, typically several hundred to several thousand persons. The purpose is to verify effectiveness and long-term safety on a large scale. These trials generally last two to three years. Phase III trials are conducted at multiple locations or sites. Like the other phases, Phase III requires the site to keep detailed records of data collected and procedures performed. Two of our subsidiaries are involved in Phase III trials. South Florida Kinetics has conducted them using its medical staff on a limited basis from its Miami, Florida clinic. SFBC Charlotte manages Phase III studies conducted by physicians at multiple sites throughout the United States and sometimes overseas. It recently opened an office in Ireland.

         New Drug Approval.

         Following the completion of Phase III trials, assuming the sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of its product, it submits an application to the FDA requesting that the product be approved for marketing. The application is a comprehensive, multi-volume filing that includes the results of all clinical studies, information about the drug's composition, and the sponsor's plans for producing, packaging and labeling the product. The FDA's review of an application can take a few months to many years, with the average review lasting 18 months. Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

         Phase IV.

         The FDA may require that the sponsor conduct additional clinical trials following new drug approval and after the drug is available for sale. The purpose of these trials, known as Phase IV trials, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness. In recent years, the FDA has increased its reliance on these trials. Phase IV trials usually involve thousands of persons who are paid to participate in the trials; at the same time members of the public can purchase the drug apart from the Phase IV study. Phase IV trials also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug. For example, large-scale trials may also be used to prove effectiveness and safety of new forms of drug delivery for approved drugs. Examples may be using an inhalation spray versus taking tablets or a sustained-release form of medication versus capsules taken multiple times per day.

Bioanalytical Laboratory Services

         During the clinical trial process, various biological specimens (blood or urine) may be taken for evaluation and testing. Laboratory analysis determines the amount of the drug present in each specimen collected in a given study. Chemists extract the drug and metabolites, which are compounds into which a drug is broken down inside the body, from a specimen using a mixture of solvents or a specific extraction column. Extracted samples are then processed by analytical instrumentation, including chromatography and spectrometry, which separate the drug and metabolites from any other remaining substances. This process is called an assay method. Each drug requires the development of a unique assay method, the accuracy and precision of which must be documented according to current scientific standards to meet FDA requirements. Our research and development group at SFBC Analytical develops and validates these unique assay methods.

         The results of these assays are entered into computer databases to create a detailed report to show the client change in the concentration of a drug in the blood over time. This type of study is used to determine variances in the product being evaluated as compared to current products in the market or other references. The report of these variances may be used by our clients for applications to the FDA or other purposes in demonstrating drug absorption profiles or bio-equivalence comparative studies.

Contract Research Industry

         There is a growing market for contract research organizations in part because the drug development process is characterized in general by high costs and long development cycles. As a result, pharmaceutical and biotechnology companies are increasingly relying on outsourcing to contract research organizations. For a fixed fee budgeted in advance, these companies can contract for required services, thereby reducing their financial uncertainties and the number of full-time highly specialized clinical personnel they must employ. Further, as certain contract research organizations have increasingly focused upon the development of special participant populations, these firms are able to more efficiently and more rapidly screen potential participants who are the subjects for the clinical trials.

         As a result of the these efficiencies, pharmaceutical and biotechnology companies, as well as contract research organizations with general, rather than specialized, expertise, are increasingly turning to contract research organizations, such as us, that have such expertise.

         As a result of the multiple steps and complexities involved in the drug development process described above, many companies have outsourced different aspects of the process to a variety of vendors. This has resulted in a fragmented market that often requires the pharmaceutical or biotechnology company to contract with a number of different organizations providing differing, and at times duplicative, services. We believe that few of the existing contract research organizations provide the range of services required to assist their pharmaceutical or biotechnology clients in a coordinated and efficient fashion through the drug development process. Accordingly, we believe that these companies are increasingly searching for contract research organizations that not only have expertise in identifying and recruiting special clinical trial participant populations and, therefore, reduce the time and expense associated with the drug development process, but that also offer additional services, such as protocol design, data management, report writing, institutional review board services, and electronic data transferring.

         We operate in a market segment that has seen steady growth over the last six years as pharmaceutical companies research and development budgets have almost doubled. We operate in a niche part of this market.

         Some of our clients and other companies that we work with are as follows:

Pharmaceutical Companies       Biotechnology Companies           Contract Research Organizations
-------------------------------------------------------------------------------------------------------
Abbott Laboratories            Immunex Corp.                     Quintiles Transnational Corp.
Bristol-Myers Squibb Company   Medeva Americas, Inc.             Phoenix International
Glaxo Wellcome Inc.            Genaissance Pharmaceuticals, Inc. PPD, Inc.
Johnson & Johnson, Inc.        Celtrix Pharmaceuticals, Inc.     Premier Research
Merck & Co., Inc.              Elan Corp, PLC                    Parexel
Pfizer, Inc.                   Hughes Institute
Otsuka America Pharmaceutical, Agouron Pharmaceuticals, Inc.
Inc.                           Sarawak Medichem
Ono Pharmaceuticals            Pharmaceuticals

Summary of Our Acquisition of the Assets of Pharmaceutical Development
Associates

         On March 29, 2000, SFBC Charlotte purchased substantially all of the assets of Pharmaceutical Development Associates for $600,000, subject to adjustment and possible additional sums, depending upon the future profitability. It also assumed liabilities of the seller, but did not assume the seller's indebtedness or employee liability.

         The Purchase Price.

         The $600,000 consists of:

         .  $272,000 in cash;

         .  $178,000 paid into escrow; and

         .  $150,000 secured note.

         We have received approximately $150,000 being held in escrow representing the amount by which the operating liabilities exceeded the operating assets. Upon receipt of the $150,000, we repaid our $150,000 secured note held by the seller.

         We also contributed $300,000 in working capital to SFBC Charlotte. We may not repay this sum to ourselves for up to three years. Additionally, until that time we may only pay to ourselves one-half of the after-tax income of SFBC Charlotte; the balance must be retained by it.

         The Possible Additional Purchase Price.

         Depending upon the net income of SFBC Charlotte, we may pay the seller additional money for the assets we purchased. This additional sum cannot exceed $1,200,000 for the three-year period beginning April 1, 2000. If the agreed upon future earnings tests are met, these payments are due in July of each year beginning in 2001. No additional sum was due for the first 12-month period. Because of this possible additional consideration, we have also agreed that ophthalmology, dermatology and generic bioequivalence trials, which require the management of multiple sites, will only be conducted through SFBC Charlotte and not through South Florida Kinetics until January 1, 2003. The seller insisted on this condition, so that we could not divert business to South Florida Kinetics to avoid paying the additional consideration. Until April 1, 2003, we agreed to charge SFBC Charlotte $12,000 per year for management services and to limit its share of annual auditing expenses to $20,000.

         As a condition of our purchase of the assets of Pharmaceutical Development Associates, we entered into a long-term employment agreement with Mr. D. Scott Davis who was the president of the seller. See "Management-- Management Compensation" at page 43 of this prospectus for a summary of our agreement with Mr. Davis.

         SFBC Charlotte has recently expanded overseas by opening an office in Ireland and obtaining contracts to manage studies, which it intends to place in Mexico and South Africa.

         Options to Deliver our Common Stock--Registration Rights.

         If SFBC Charlotte meets its earnings targets and we are required to pay additional consideration as described above, we have the option to use shares of our common stock, valued at then current fair market value, rather than cash. If we issue our common stock we are required to register the common stock at our expense each time we deliver it. Pending each registration of our common stock, we are required to place in escrow an amount of cash equal to the fair market value of our common stock. The recipients of our common stock will have the option to cancel the shares and take cash if the price is below the price at the time of issuance.

Summary of Our Acquisition of the Assets of LeeCoast Research

         On February 16, 2001, SFBC Ft. Myers acquired the assets of LeeCoast Research which operated a Phase I clinical trials facility based in Ft. Myers, Florida that performs a wide range of clinical trials, particularly generic drug and dermatology studies. The purchase price was approximately $711,000, prior to crediting us for $200,000 we lent to LeeCoast Research earlier last year. We also assumed its trade liabilities.

Summary of Our Acquisition of KeyStone Analytical Laboratories

         On August 20, 2001, KeyStone Analytical Laboratories merged into SFBC Analytical which provides complete bioanalytical laboratory services for the testing and analysis of pharmaceutical products. The purchase price was approximately $5,931,000 which was paid in a combination of $2,906,190 in cash and 178,035 shares of our common stock. We have registered 71,646 of those shares for resale by this prospectus. We paid $200,000 in investment banking fees, in addition to legal and accounting fees, none of which are included in the above purchase price.

         In conjunction with this acquisition, we entered into a five-year employment agreement with Dr. Allan Xu, formerly the president and 38.1% stockholder of KeyStone Analytical Laboratories. We also lent Dr. Xu $1,000,000 which shall be forgiven or repaid in equal installments with interest each year on the anniversary date (August 20) of the closing over five years. This prospectus covers all of the shares owned by KeyStone Analytical Laboratories' other stockholders and 26,597 shares owned by Dr. Xu. The remaining 106,389 shares issued to Dr. Xu have been pledged to secure repayment of his loan. These shares become available for resale under Rule 144 of the Securities Act in equal increments over five years as long as Dr. Xu's loan payments are made. See "Management-Executive Compensation."

Our Strategies

         Our objective is to become the provider of choice of comprehensive contract research and related services and to acquire complementary businesses. Our strategy to achieve this objective includes the following key elements:

         Continue building our proprietary database of special participant populations.

         As we believe that a key determinant of the efficiency of the services provided by contract research organizations is the ability to staff the trial with individuals satisfying the trial's protocol, we intend to continue to focus a substantial portion of our efforts upon the development and expansion of our proprietary database of special population participants. "Special population" refers to the participants who have the conditions specified in the protocols which our clients in Phase I and II clinical trials use to test drugs. The special population and therapeutic areas in which we specialize in generally are:

     .   Cardiac
     .   Geriatrics
     .   Diabetics
     .   Kidney disease
     .   Ophthalmology
     .   Pediatrics
     .   HIV positive
     .   Liver diseases
     .   Dermatology
     .   Post-menopausal females

         We intend to expand our proprietary database by continuing to network with our existing participants, increasing our presence with support groups and establishing relationships with additional doctors.

         Continue expanding the range of services offered to our clients through acquisitions and strategic alliances.

         We intend to supplement our internal growth through the expansion of our geographic presence throughout the United States by acquiring or creating strategic alliances with other clinical research organizations and related businesses. Until our March 2000 acquisition of Pharmaceutical Development Associates, we conducted some Phase III and IV clinical trials primarily at our Miami, Florida facility. With regard to private medical practices that specialize in Phase III and IV testing, we intend to acquire only the clinical research portion of a practice, which is not involved in routine ill patient treatment, rather than the medical care portion of the practice.

         We are also planning to start an onsite clinical laboratory in our Miami, Florida facility as we currently rely on outside clinical laboratories to test our participant's blood and urine. A clinical laboratory is an essential component of our research facility, as it provides the testing on samples collected from our participants. In everyday usage, a clinical laboratory is typically used by a doctor to examine blood specimens to test, for example, cholesterol levels or urine specimens to test, for example, the presence of infections. This allows us to compile the data needed by our clients. A bioanalytical laboratory, on the other hand, is an advantage and expands our business because we share similar clients, although our services are mutually exclusive from that of a bioanalytical laboratory. An analytical laboratory uses sophisticated equipment to determine the levels of a drug in the bloodstream at a given time and how it is absorbed.

         During the year ending December 31, 2000, we paid more than $800,000 to outside clinical laboratories. We believe the ability to provide these services will increase the efficiency of our services to our clients, as well as increase our gross margins. As the laboratory will also provide services for Phase III and IV trials, we believe it will be a source of additional revenues, and will assist us in expanding our Phase III and IV business by fostering relationships with doctors who conduct Phase III and IV trials, but do not want the paperwork burdens. We estimate the cost of starting the clinical laboratory to be approximately $1,000,000 and anticipate commencing operations by the fourth quarter of 2001.

         In the ordinary course of business, our senior management explores broadening our business by engaging in discussions with clinical research organizations and companies which provide related services. To assist our management, we hired Raymond James & Associates, Inc., a leading national investment banking firm, to evaluate potential targets and assist us in negotiations. Raymond James assisted us in the acquisition of KeyStone Analytical Laboratories.

         Continue recruiting and training our employees.

         We believe that our employees have been and will continue to be a key to our success. Many of our employees have been working for us for more than 10 years. We maintain an in-house training program, and we regularly schedule in-house programs featuring outside instructors to upgrade our employees' clinical and technical skills. We continue our efforts in maintaining the employee satisfaction that in the past has kept our employee turnover rate low. The satisfaction of our employees is a resource we believe we can draw on to find and hire additional qualified employees.

Clients

         The mix of our clients and revenues generated from individual clients varies from year to year. On a long-term basis, we are not dependent on any one or several customers. Although in the past we have had some clients who make up a large percentage of our revenue, the identity of these clients differed each year. We believe that this changing mix of client concentration in the contract research organization industry is common and expect it to continue. As our business has grown, we believe that the loss of any client would no longer have a material adverse effect on our business and future of operations.

         In 2000, no client accounted for more than 10% of our revenues. We expect Bristol- Myers Squib Company will account for more than 10% of our revenues in 2001. After combining our revenues with those of Pharmaceutical Development Associates, three clients accounted for more than 10% of our revenues in 1999.

         We also perform clinical trial services for leading contract research organizations. Since 1999, we have performed clinical trials on a subcontract basis for Quintiles Transnational, PPD, MDS Pharma and Paraxel.

Business Development and Marketing

         Dr. Lisa Krinsky, Dr. Gregory B. Holmes, Mr. George Gessner and Mr. Ray Carr head our marketing team. We rely upon their extensive experience and the relationships they have developed to attract new contracts. Since the beginning of 2000, we have substantially expanded our marketing and sales departments; as of June 30, 2001, we had 12 marketing and sales employees. We will continue to build our name recognition within the pharmaceutical and biotechnology industries as a provider of high quality services through the use of direct mail, presence at professional trade shows and display advertisements in generally accepted pharmacology magazines. Our marketing staff maintains a regular schedule of personal visits to our existing customers and new contacts.

         In 2000, we expanded this marketing strategy by increasing our participation in professional trade shows. Dr. Holmes, our executive vice president of clinical operations, acted as chairperson for In/Sites(TM) 2000, the 6th annual national forum sponsored by the Institute for Institutional Research, Pharmaceutical Division in January 2000. In/Sites(TM) 2000, a three-day professional forum, featured presentations and case studies from many of the largest pharmaceutical and biotechnology companies, as well as other participants in the clinical research process. Additionally, in April 2000, Dr. Holmes was one of the workshop instructors of Partnerships 2000: The Ninth Annual Partnerships with CROs & Other Outsourcing Providers, a three day trade show featuring representatives from major pharmaceutical and biotechnology companies, contract research organizations and others. This conference was also sponsored by the Institute for International Research. In October 2000, Dr. Holmes was a featured speaker at a conference in Washington, D.C. entitled "Sponsor and CRO Clinical Partnership Met the Future." The seminar was sponsored by the Strategic Research Institute. In September 2001, Dr. Holmes will participate in SRI's Second Annual Executive "Future of Outsourcing in Clinical Drug Development" conference as a panelist.

Our Competitors

         The clinical research industry is highly fragmented and is comprised of a number of large, full-service contract clinical research organizations and many small contract clinical research organizations and limited service providers. Our major competitors in this industry include the research departments of pharmaceutical and biotechnology companies and other contract research organizations. We compete in this market on the basis of our ability to provide high quality personalized service and our ability to rapidly fill a client's need for particular types of clinical trial participants, thereby allowing our clients to complete the research necessary in Phases I and II to quickly move on to further development of a new drug. SFBC Charlotte concentrates its clinical trials management services on the niche areas of ophthalmology, dermatology and generic drugs. SFBC Ft. Myers specializes in Phase I dermatology and generic drug trials.

         However, many of our competitors are substantially larger and have substantially greater financial, human, and other resources than we do. We not only compete with other private companies, but to a lesser extent with universities and teaching hospitals. Generally, contract research organizations principally compete on the basis of following factors:

     . their ability to recruit doctors and special population participants for clinical trials,

     .   experience,

     . medical and scientific expertise in specific therapeutic areas in which clients are interested,

     .   cost,

     .   the quality of their clinical research,

     .   the range of services they provide,

     .   their ability to organize and manage large-scale trials,

     .   their ability to manage large and complex medical databases, and

     .   their financial stability.

         Although our principal competitors include Quintiles Transnational, Covance, PPD, and MDS Pharma, we offer "niche" or specialized services in comparison to these companies and often perform work for them on a subcontract basis. The general trend toward contract research organization consolidation has resulted in increased competition for clients. Consolidation within the pharmaceutical and biotechnology industries, as well as the trend by the pharmaceutical and biotechnology industries to limit outsourcing to fewer rather than more contract research organizations, has also heightened competition for contracts from that industry.

Potential Liability and Insurance

         Clinical research involves the testing of new drugs and other products on humans according to guidelines set by our clients and approved by the FDA. This testing can expose us to the risk of liability for personal injury or death to our participants resulting from many things, including unforeseen adverse side effects or failure to follow the guidelines we are given. In addition to our doctors who supervise our clinical trials, we also contract with outside doctors to provide medical services. For this reason we also face potential liability for medical malpractice. We attempt to reduce these risks by requiring our clients to indemnify us for any product liability we might incur while performing services for those clients. These indemnification provisions are subject to negotiation with our clients and often vary. Generally, our contracts do not protect us if we are negligent or if the doctor is negligent. Most of our clients are large, well-capitalized companies but there is always a risk that a client may not have the financial ability to fulfill its obligation to indemnify us.

         We also maintain liability insurance to further protect us and staff doctors against these risks. Additional insurance beyond our current coverage might not be available to us on commercially reasonable terms or at all. All clinical trial participants sign an informed consent form approved by an institutional review board. As required by the FDA, we explain the risks of a trial to our participants. We believe the informed consents reduce our risk of liability.

         Our business, prospects, financial condition, and results of operations could be materially and adversely affected if we were required to pay damages or defense costs in connection with a claim that is beyond the scope of an indemnification provision or level of insurance, where our client does not fulfill its indemnification obligation or for negligence and malpractice that is not covered by insurance.

Government Regulation

         Once we begin a clinical trial, all phases are governed by extensive FDA regulations. Our clients are responsible for selecting qualified contract research organizations, providing those sites with protocols and any other necessary information, monitoring the testing, and reporting any changes or modification of the clinical trials to the FDA and reporting any serious and unexpected adverse reaction to the new drug to the FDA. When we perform any of these functions on behalf of our clients, we must comply with these requirements.

         The purpose of the FDA regulations is to assure that the products are safe and effective before they are offered for sale to the public. Our services are subject to various regulatory requirements designed to ensure the quality and integrity of the testing process. The industry standard for conducting clinical research and development studies is contained in regulations established for good clinical practice. As a practical matter, the FDA requires the test results submitted to it are based on studies that are conducted according to these regulations. The regulations cover subject matters including the following:

     . complying with regulations governing the selection of qualified doctors;

     .   obtaining specific written commitments from the doctors;

     .   verifying that informed consent is obtained from participants;

     .   monitoring the validity and accuracy of data;

     .   verifying that we account for the drugs provided to us by our clients;
         and

     .   instructing doctors to maintain records and reports.

         Failure to comply with these regulations can result in the entire disqualification of all data collected during the clinical trials. We are subject to regulatory action for failure to comply with these rules.

         Additionally, because we frequently deal with "contaminated or hazardous" medical waste material, we must properly comply with environmental regulations maintained by the federal, state, and county governments regarding disposal of these waste materials. As is standard in the industry, we contract with an outside licensed company to handle this waste disposal and rely on their compliance with the rules for proper disposal.

         Because we use narcotic drugs and other controlled substances in some of our clinical trials, we are required to have a license from the United States Drug Enforcement Administration. We must also use special care and security procedures to safeguard and account for all controlled substances. We have an outstanding record of regulatory compliance relating to our clinical trials. We are in material compliance with all other federal, state, and local regulations.

         The federal and state governments have recently undertaken efforts to control growing health care costs through legislation, regulation, and voluntary agreements with medical care providers and pharmaceutical, biotechnology, and medical device companies. The intent of recent comprehensive health care reform proposals introduced in the United States Congress was to generally expand health care coverage for the uninsured and reduce the growth of total health care costs. Although none of these proposals have been adopted, it is highly likely that the United States Congress will again address health care reform. The result of such potential reform would increase cost containment pressures, which in turn could reduce research and development expenditures by pharmaceutical and biotechnology companies. This could decrease our business opportunities. We are unable to predict whether or when this type of legislation will be enacted into law, or what affect this reform might have on our future business.

Our Employees

         We currently have 172 full-time employees consisting of the following:

Category            Number    Category                  Number
---------------------------------------------------------------
Executive officers     8      Sales and Marketing          5
Management             5      Clinical                    70
Supervisors           15      Clerical                    19
Technical             15      Kitchen and housekeeping    31
Accounting             4

         We also have approximately 47 persons we employ on an as-needed basis. Our South Florida Kinetics employs an on-site medical director, an associate medical director, a nurse practitioner, a certified dietician, and other healthcare professionals. All of our employees are required to complete a formal in-house training program, which includes an orientation and review of our standard operating procedure manual. In the case of our Phase I and II clinical personnel, our employees training also includes CPR, seminars in updated and new medical techniques and information, and regular performance reviews.

         None of our employees are represented by a union or other collective bargaining organization. We consider our relationships with our employees and independent contractors to be satisfactory and have historically experienced low employee turnover.

Our Facilities

         South Florida Kinetics operates a 320 bed inpatient/outpatient facility in Miami, Florida. We are currently occupying an entire five-story building of approximately 55,000 square feet and have leased an additional two floors (approximately 18,000 square feet) in an adjacent building under a short-term lease with a total cost of $50,000 per month. We have an oral agreement to purchase the first building we occupy for $2,650,000, subject to a ground lease, and intend to do so late this summer following zoning approval. We are planning to establish a clinical laboratory which will occupy part of the first floor of the building. Assuming purchase of the property, we will continue to lease the two floors in the adjacent building as additional space for our clinic. The metropolitan Miami region provides us with access to over 5,000,000 people from which we can recruit our testing participants.

         South Florida Kinetics and SFBC Ft. Myers are required to utilize extensive equipment and impose extensive controls upon test subjects in order to conduct our operations properly. Our medical technology and equipment includes cardiac telemetry, computerized electrocardiograms, holter monitors, intravenous infusion pumps, exercise treadmills, ambulatory blood pressure monitors, and synchronized digital clocks. Meals for our participants are prepared on-site under the supervision of a certified dietician at our Miami clinic. Our food service system allows us to offer special diets when required by the guidelines set by our clients and also to perform food effects studies. Throughout our clinic, security is maintained by the use of a limited access magnetic card system.

         SFBC Charlotte leases approximately 5,600 square feet at a rate of approximately $7,600 per month. The lease expires January 31, 2004.

         SFBC Ft. Myers leases approximately 8,500 square feet, where it operates a 32-bed facility in Ft. Myers, Florida. We are expanding it into a 64-bed facility and expect to complete the expansion in the 4/th/ quarter of 2001. The lease expires in November 2005, with an option to renew for additional terms. The base monthly rent for this facility is $6,810. SFBC Ft. Myers also leases approximately 2,300 square feet of office space in Tampa, Florida, at $2,350 per month under a lease expiring in November 2001.

         SFBC Analytical leases approximately 4,000 square feet, where it operates its laboratory in North Wales, Pennsylvania. The lease expires on August 31, 2001. SFBC Analytical is currently negotiating with its landlord for new space. The base rent for the current space is $1,884 a month.

Legal Proceedings

         We are not a party to any material legal proceedings.


                                  MANAGEMENT

Directors and Executive Officers

Name                     Age Position(s)
--------------------------------------------------------------------------------
Lisa Krinsky, M.D        38  President, chief operating officer, secretary, and
                             chairman of the board of directors

Arnold Hantman, C.P.A.   65  Chief executive officer, treasurer and director

Dr. Gregory B. Holmes    46  Executive vice president of clinical operations

Nick P. Tootle, C.P.A.   33  Vice president of finance, chief financial officer

Ramiro Casanas           46  Chief accounting officer

D. Scott Davis           52  President of SFBC Charlotte

Barrie Phillips, Ph.D.   67  President of SFBC Ft. Myers

Dr. Allan Xu             50  President of SFBC Analytical

Jack Levine, C.P.A.      50  Director

Dr. Leonard I. Weinstein 56  Director

William C. Willis, Jr.   49  Director


         Lisa Krinsky, M.D. founded South Florida Kinetics in 1995. Since that time, Dr. Krinsky has been its president and chief executive officer, secretary, treasurer and chairman of its board of directors. Since June 1999, Dr. Krinsky has been our president and chief operating officer, secretary and chairman of our board of directors. Prior to 1995, she worked in various research positions with Baxter HealthCare Corporation and us. Dr. Krinsky has 15 years of experience in research and development of new pharmaceutical products. Dr. Krinsky's accomplishments include developing and implementing new services, strategic planning, increasing revenues, and establishing a solid relationship of confidence and respect with our growing client base. Dr. Krinsky has overseen approximately 300 clinical trials at our Phase I and II subsidiary.

         Arnold Hantman, C.P.A. is one of our founders. Mr. Hantman has been our chief executive officer since 1993 and has been a director since 1984. He became our chief financial and accounting officer in June 1999. He resigned as chief financial and accounting officer in the spring of 2001 as we hired replacements. Previously, Mr. Hantman served as a member of the board of directors of Amerifirst Bank, Miami, Florida. Mr. Hantman received a Bachelor of Business Administration degree from City College of New York in accounting and a Juris Doctor degree from the University of Miami School of Law. Mr. Hantman is a licensed attorney in Florida and a life member of the American and Florida Institutes of Certified Public Accountants. His license as a certified public accountant in the State of Florida is inactive.

         Dr. Gregory B. Holmes became executive vice president of clinical operations of South Florida Kinetics in February 1999 and SFBC International in June 1999. Dr. Holmes is primarily responsible for our acquisition program, supervision of the operations of each of our subsidiaries other than South Florida Kinetics, and co-head of our sales and marketing activities. From January 1997 through February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences in Cincinnati, Ohio. From May 1988 to January 1997, Pharmaco International in Austin, Texas, employed Dr. Holmes. While employed by Pharmaco, he held various vice president offices listed below:

         August - October 1994      vice president of strategic planning

         October 1994 - May 1995    vice president of clinical research,
                                    bioanalytic laboratories and toxicology
                                    services

         June 1995 - January 1997   vice president of international business

Phoenix International, the parent of Phoenix International Life Sciences, and Pharmaco, now known as PPD, Inc., are two of our leading competitors. Dr. Holmes received a Doctorate in Pharmacy from the University of Minnesota College of Pharmacy and is board certified in pharmacology. He is a member and fellow of the American College of Clinical Pharmacology.

         Nick P. Tootle, C.P.A. became our vice president of finance, in May 2001. Previously, Mr. Tootle was employed by Kaufman, Rossin & Co., our independent auditors, from June 1993 to May 2001. Prior to joining Kaufman Rossin & Co., he was as a corporate accountant and from June 1993 until he joined us, he held a number of audit positions, each increasing in seniority. His last position was as audit manager from June 1998. He is a certified public accountant in the State of Florida.

         Ramiro Casanas became our chief accounting officer in February 2001. From May 2000 to February 2001, Mr. Casanas worked on a part-time basis for an accounting firm while attending school in an M.B.A. program. Prior to joining us, Mr. Casanas was the chief financial officer for Dental Services of America from July 1998 until May 2000. He was a controller of Bascom Palmer Eye Institute from July 1997 through June 1998 and Coral Gables Hospital from May 1994 through June 1997.

         Dr. Allan Xu became president of SFBC Analytical in August 2001 when it acquired KeyStone Analytical Laboratories. He served as president of KeyStone Analytical Laboratories, Inc. from July 1996 through August 2001.

         D. Scott Davis became president of SFBC Charlotte in March 2000 when it acquired the assets of Pharmaceutical Development Associates. From April 1988 through March 2000, Mr. Davis served as president of Pharmaceutical Development Associates.

         Barrie Phillips, Ph.D. became president of SFBC Ft. Myers upon its acquisition of the assets of LeeCoast Research in February 2001. From November 1996 through the date of acquisition, Dr. Phillips served as president of LeeCoast Research.

         Jack Levine, C.P.A. joined our board of directors in August 1999. Mr. Levine is a certified public accountant in the State of Florida and president of Jack Levine, P.A., a certified public accounting firm located in North Miami Beach, Florida, where he has been employed since 1984. Mr. Levine's firm performs accounting services for us. We believe the fees we are paying it are competitive with what we would pay unaffiliated accountants. Most of his firm's accounting practice consists of representing health care corporations, managed care companies and large physician groups. In March 1996, Mr. Levine became a director of Bankers Savings Bank of Coral Gables, Florida. He continued to serve in this capacity until November 1998, when Bankers Savings Bank was acquired by Republic Bank, Inc. Mr. Levine is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and New York Society of Certified Public Accountants.

         Dr. Leonard I. Weinstein has been a director of our company since June 1999 and of South Florida Kinetics since May 1995. Dr. Weinstein specializes in providing consulting and mergers and acquisition services to the health care industry including physicians. Since June 1994, he has been president of Tropical Medical Services, Inc. Dr. Weinstein received a doctorate of public administration in health care administration from Nova Southeastern University.

         William C. Willis, Jr. has been a director since January 2001. Since May 1997 he has been president, chief executive officer and a member of the board of directors of Global Technovations, Inc., a manufacturer of speakers, sold primarily to automotive original equipment manufacturers, and of oil analysis instruments. He became chairman of the board on July 1, 1998. Global Technovations' common stock is traded on the American Stock Exchange. Prior to joining Global Technovations, Mr. Willis was chairman of Willis & Associates, a management consulting firm assisting small and medium sized technology, health care and consumer products companies. From 1994 to 1995, Mr. Willis was president and chief operating officer of MBF USA, Inc., whose common stock was traded on the Nasdaq Stock Market. Mr. Willis has been a member of the board of directors of Insituform East, Inc., whose common stock is traded on the Nasdaq Stock Market, since December 2000.

Key Employees

         Raymond R. Carr, R.Ph. has been the chief operating officer of SFBC Charlotte since January 2001. From April 2000 to January 2001, Mr. Carr was vice president of SFBC International. From April 1999 to April 2000, Mr. Carr was a founding partner of Sci-Com an educational facility for research scientists. From April 1995 to April 1999, Mr. Carr was director of business development for Phoenix International.

         George Gessner is the vice president of business development for SFBC Charlotte. He assumed this position in November 2000. Prior to becoming an employee of SFBC Charlotte, he worked for us as a consultant from March 29, 2000 until November 2000. From January 1997 to March 29, 2000, he was employed as a sales and marketing executive for Clinical Development Associates, Inc.

         Mr. Robert P. Grandy is vice president of clinical research for South Florida Kinetics where he performs part-time consulting services. Mr. Grandy joined us in April 1998. Prior to that time from January 1976 through March 1998, Mr. Grandy was the Director of Clinical Research for Purdue Frederick Pharmaceutical Company, a pharmaceutical manufacturer located in Connecticut.

         Maria E. Quant is vice president of regulatory affairs of South Florida Kinetics. She has worked for us since 1989. She is a certified English-Spanish translator.

         Karen Lewis has been the director of clinical operations of SFBC Charlotte since April 2, 2001. Prior to joining SFBC Charlotte, Ms. Lewis served as senior manager of clinical research for Otsuka Maryland Research Institute, LLC from August 1999 to April 2001. From June 1997 to August 1999, Ms. Lewis served in various capacities - clinical research manager, clinical trials manager, associate clinical scientist and finally as assistant manager of Otsuka America Pharmaceutical, Inc.

         Judith Watson has been the vice president of clinical operations of SFBC Ft. Myers since January 2001. Prior to joining SFBC Ft. Myers, Ms. Watson served as vice president of SFBC Charlotte from March 2000 to January 2001. From April 1999 to March 2000, Ms. Watson served as vice president of administration/quality assurance for Pharmaceutical Development

Associates. Prior to that, Ms. Watson held a similar position with Clinical Site Services Corp. from April 1997 through April 1999. From March 1996 to April 1997, Ms. Watson was the president of Clinsites/Sorra Research Center.

Committees of the Board of Directors

         Our board of directors currently has audit and compensation committees. The audit and compensation committees are comprised of independent directors. The audit committee reviews the scope of our audit, recommends to the board the engagement of our independent auditors, reviews the financial statements and reviews any transactions between us and any of our officers, directors or other related parties. Our compensation committee evaluates our compensation policies, approves executive compensation and executive employment contracts and administers our stock option plan. Messrs. Levine, Willis and Dr. Weinstein are members of the audit committee and the compensation committee.

Compensation of Our Directors

         We pay our independent directors a fee of $1,000 for each board and committee meeting which they attend. Each independent director receives a grant of 30,000 non-qualified options to purchase shares of common stock vesting over a three- year period, subject to continued service as a director. In January 2001 coincident with our appointment of a new non-employee director, we amended our 1999 Stock Option Plan to provide for an increase in the stock option compensation for directors from 15,000 to 30,000 options. We also issued 15,000 additional options to our two existing non-employee directors, of which 7,500 options immediately vested, in order to compensate them for the adjustment.

Limitation of Our Directors Liability

         Our certificate of incorporation eliminates the liability of our directors for monetary damages to the fullest extent possible. However, our directors remain liable for:

     .   any breach of the director's duty of loyalty to us or our stockholders,

     . acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law,

     . payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law, or

     . any transaction from which the director derives an improper personal benefit.

These provisions do not affect any liability any director may have under federal and state securities laws.

Management Compensation

         Set forth below is information with respect to compensation paid by us for 2000, 1999, and 1998 to our chief executive officer, chief operating officer and executive vice president of clinical operations who are our only executive officers whose compensation exceeded $100,000 during 2000.

---------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                       Long Term
                                                                                            Compensation
---------------------------------------------------------------------------------------------------------------------------
            (a)              (b)          (c)             (d)                (e)                 (g)              (i)
---------------------------------------------------------------------------------------------------------------------------
                                                                                             Securities        All Other
                                                                        Other Annual         Underlying         Compen-
    Name and Principal                                                  Compensation        Options/SARs        sation
         Position            Year      Salary ($)      Bonus ($)            ($)                  (#)              ($)
---------------------------------------------------------------------------------------------------------------------------
   Arnold Hantman,           2000       $150,000      $109,428/(1)/         $ 0/(2)/                  0           $ 0
   Chief Executive           1999       $120,000      $      0              $ 0/(2)/             50,000           $ 0
       Officer               1998       $120,000      $      0              $ 0                       0           $ 0

---------------------------------------------------------------------------------------------------------------------------
    Lisa Krinsky, M.D.,      2000       $250,000      $182,379/(1)/         $ 0/(2)/                  0           $ 0
         President           1999       $250,000      $      0              $ 0/(2)/            100,000           $ 0
                             1998       $250,000      $      0              $ 0                       0           $ 0

---------------------------------------------------------------------------------------------------------------------------
  Dr. Gregory B. Holmes,     2000       $120,000      $ 60,000              $ 0/(2)/                  0           $ 0
 Executive Vice President    1999       $120,000      $      0              $ 0/(2)/            160,000           $ 0

---------------------------------------------------------------------------------------------------------------------------

(1)      Represents bonuses earned in 2000 and paid in March 2001.

(2) Does not include car allowance, automobile insurance premiums and, for Dr. Krinsky, life and disability insurance premiums. For each of Mr. Hantman and Drs. Krinsky and Holmes, the aggregate amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.

         In March 2001, based upon unanimous approval of the compensation committee, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes. Dr. Krinsky's annual base salary was increased from $250,000 to $300,000, Mr. Hantman's annual base salary was increased from $150,000 to $225,000 and Dr. Holmes' annual base salary was increased from $120,000 to $175,000. At the same time, the compensation committee awarded Dr. Holmes a bonus of $60,000 based upon the Company's achievements in 2000. Finally, the compensation committee granted Dr. Krinsky 50,000, Mr. Hantman 30,000 and Dr. Holmes 25,000 10-year stock options exercisable at $25.80 per share, in contrast to $6.00 which was the price as of the time of committee approval.

         In connection with their new employment agreements, the provisions of Dr. Krinsky's and Mr. Hantman's former employment agreements providing for bonuses based upon net pre-tax income were continued. These provisions provide Dr. Krinsky with an annual bonus of 5% of net pre-tax income and Mr. Hantman with an annual bonus of 3% of net pre-tax income if the net pre-tax incomes reaches specified levels as follows:

Year                     2000        2001         2002         2003
------------------------------------------------------------------------

Net pre-tax income    $1,500,000  $2,000,000   $2,500,000   $3,000,000

         Thus, for 2000 Dr. Krinsky earned a bonus of $182,379 and Mr. Hantman a bonus of $109,428. Those bonuses were paid in March 2001. Additionally, the compensation committee recognized that in the future it might be appropriate to award discretionary bonuses to these three executive officers based upon other criteria relating to exceptional performance. Accordingly, the new employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.

         Additionally, the provisions of the prior employment agreements with Dr. Krinsky and Mr. Hantman concerning automobile benefits, insurance and special termination were retained in their new agreements. Dr. Krinsky receives an automobile allowance of $1,334 per month and Mr. Hantman receives a monthly automobile allowance of $700 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600 respectively on an annual basis. We also pay the premiums for life and disability policies for Dr. Krinsky and Mr. Hantman. We also maintain $1,000,000 key-man life insurance policies on the lives of Dr. Krinsky and Mr. Hantman. Dr. Holmes receives an automobile allowance of $650 per month.

         Dr. Krinsky, Mr. Hantman and Dr. Holmes may terminate their employment agreements if:

     .   their duties are substantially modified;

     .   we materially breach the terms of their employment agreements; or

     . if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.

         If this occurs, each may chose to receive the amount of his or her salary and benefits provided for in his or her employment agreement for three-years or, alternatively, be released from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

         In April 2001, we agreed, with unanimous approval of the compensation committee to hire Nick P. Tootle as vice president of finance. In May 2001, we entered into a written agreement with Mr. Tootle employing him for a three-year period at an initial base salary of $150,000 per year with increases of 10% per year. In order to obtain Mr. Tootle's services, we gave him a signing bonus consisting of 5,556 shares of our common stock and $15,000 in cash.

Mr. Tootle is eligible to receive an annual discretionary bonus. Additionally, the compensation committee granted Mr. Tootle 50,000 stock options at an exercise price of $25.80.

     Effective March 29, 2000, we entered into a three-year employment agreement with Mr. D. Scott Davis, president of SFBC Charlotte. Mr. Davis receives a salary $112,000 per year. He also is eligible to receive two annual bonuses. No bonus was earned in 2000. SFBC Charlotte also pays disability and life insurance payments for Mr. Davis and pays interest on a loan for him. Its annual cost for these benefits is approximately $4,000.

     On February 18, 2001, SFBC Ft. Myers entered into an employment agreement with Barrie Phillips, Ph.D. The agreement is for a one-year term, which is automatically renewable for additional one-year terms unless one party gives the other at least 30 days written notice. Dr. Phillips receives an annual salary of $109,500, in addition to a $500 per month car allowance.

     In August 2001, we entered into a five-year employment agreement with Dr. Allan Xu, president of SFBC Analytical. The agreement provides Dr. Xu with the following benefits:

     .   An annual base salary of $170,000;
     . A loan of $1,000,000 repayable in equal installments of $200,000 plus interest on each August 20, commencing in 2002;
     . As Dr. Xu remains employed by us on each of the above dates during the five-year term, we will forgive payment of the corresponding loan installment. In doing so, we will incur a compensation expense and Dr. Xu will recognize income for the amount of our expense;
     . A special bonus equal to 50% of the collected accounts receivable of KeyStone Analytical Laboratories as of June 30, 2001 (estimated to be approximately $980,000), less any undisclosed liabilities;
     .   Annual discretionary bonuses;
     . Disability and life insurance benefits including $1,000,000 keyman term insurance; and
     .   A car allowance of $650 per month.

     To secure repayment of the $1,000,000 loan to Dr. Xu, he pledged 106,389 shares of our common stock, which he received as part of our acquisition of KeyStone Analytical Laboratories. As Dr. Xu makes each of his five annual loan payments, one-fifth of his pledged shares shall be released from the pledge.

Stock Option Plan

     In June 1999, we adopted our 1999 stock option plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to 1,195,834 shares of common stock under the plan, as amended. We have issued stock options to purchase an aggregate of 839,334 shares of common stock to 41 employees, including the executive officers listed in the table below, three non-employee directors and one independent contractor. Under our 1999 stock option plan, our non-employee directors receive grants of 30,000 options upon election or appointment to our board of directors and again after all prior options have vested. We have also issued 125,000 options outside of the plan to two employees.

     The table below shows information with respect to the exercise of options to purchase our common stock by each of our named executive officers listed in the option grants table shown above, as of December 31, 2000, and the unexercised options held and the value at that date.

     Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

(a)                                      (d)                              (e)
                                Number of Securities              Value of Unexercised
                               Underlying Unexercised                 In-The-Money
                                    Options/SARs                    Options/SARs At
                                      At FY-End                      FY-End ($) (1)
                           -------------------------------   ------------------------------
Name                        Exercisable     Unexercisable     Exercisable         Unexercisable
------------------------   -------------   ---------------   ------------         -------------
Dr. Lisa Krinsky              50,001           49,999           $        0 (2)    $           0 (2)

Arnold Hantman                25,001           24,999           $        0 (2)    $           0 (2)

Dr. Gregory B. Holmes         80,000           80,000           $  245,000        $     245,000

(1) Based on the difference between the closing price per share of the common stock on December 29, 2000 and the option exercise price.

(2) The closing price per share of common stock on December 29, 2000 was less than the option exercise price of $8.00.

     As part of his employment agreement with SFBC Charlotte, we granted Mr. D. Scott Davis 100,000 stock options exercisable over a two-year period at $8.00 per share. Of these options, 66,667 are vested and the balance vest on March 29, 2002, subject to continued employment.

     Except for Dr. Holmes and Mr. Davis, all options vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date. The options expire 10 years from the day of grant, except that some of the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However, all options terminate one year from the termination of the person's relationship with us due to disability or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options terminate immediately.

                          RELATED PARTY TRANSACTIONS

     As the result of our June 1999 recapitalization and the cancellation of approximately $824,000 of past-due secured notes, we issued $500,000 of notes payable with an 8% rate of interest. Mr. Arnold Hantman guaranteed payment of the notes. Of this debt, Mr. Hantman held a note of $191,500. We repaid Mr. Hantman with interest from April 2000 through March 2001.

     Lisa Krinsky, M.D. organized South Florida Kinetics and is considered to be our founder together with Mr. Hantman. As part of the acquisition of South Florida Kinetics, Dr. Krinsky received 1,014,487 shares of our common stock in exchange for her shares of the common stock of South Florida Kinetics. In 1998, we paid $92,965 of personal expenses on behalf of Dr. Krinsky. In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only. The note is due in August 2002.

     SFBC Charlotte leases approximately 5,600 square feet located in Charlotte, North Carolina under a lease which expires in January 2004. Our subsidiary is required to pay monthly rent of approximately $7,600. Mr. D. Scott Davis, president of SFBC Charlotte, guaranteed the lease.

     We provide the use of four offices consisting of approximately 1,000 square feet to Lam Pharmaceuticals Corp. Lam, based in Toronto, Ontario, develops drug compounds. We currently do not charge Lam rent. Mr. Hantman and Dr. Krinsky together own approximately 11% of Lams common stock.

     Each of the above transactions has been approved by at least two disinterested directors at the time of the transactions, except for the loan made to Dr. Krinsky which was approved by all three of our disinterested directors at the time she delivered us the three-year note.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of our voting stock beneficially owned as of August 31, 2001 by (i) each person known by us to be the beneficial owner of at least 5% of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group.

                                                Number of Shares of     Percentage of
                                                    Common Stock         Common Stock
Name and Address of Beneficial Owner                Beneficially         Outstanding
                                                    Owned /(1)/
Lisa Krinsky, M.D./(2)/                                    1,092,489            23.4%
11190 Biscayne Boulevard

Miami, FL 33181

Arnold Hantman/(3)/                                          536,078      11.6%
11190 Biscayne Boulevard
Miami, FL 33181

Dr. Gregory B. Holmes/(4)/                                   128,967       2.7%
11190 Biscayne Boulevard
Miami, FL 33181

Nick P. Tootle/(5)/                                           13,890          *
11190 Biscayne Boulevard
Miami, FL 33181

Ramiro Casanas                                                     0          *
11190 Biscayne Boulevard
Miami, FL  33181

Jack Levine, C.P.A./(6)/                                      22,200          *
16855 N.E. 2/nd/ Avenue
Miami Beach, FL 33162

Dr. Leonard J. Weinstein/(6)/                                 21,100          *
3423 N. 31/st/ Terrace
Hollywood, FL 33021

William C. Willis, Jr./(7)/                                    5,000          *
7108 Fairway Drive, Suite 200
Palm Beach Gardens, FL 33418

D. Scott Davis/(8)/                                           66,667       1.4%
8701 Mallard Creek Road
Charlotte, NC 28262

Dr. Barrie Philips                                                 0          *
3949 Evans Avenue, Suite 300
Ft. Myers, FL 33901

Dr. Allan Xu                                                 132,986       2.9%
113 Dickerson Road, Unit 6
North Wales, PA 19459

All executive officers and directors as a group            2,019,377      40.7%
(11 persons)/(2)(3)(4)(5)(6)(7)(8)/

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our Common Stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise.

(2) Includes 75,002 shares of common stock issuable upon exercise of vested options.

(3) Includes 38,334 shares of common stock issuable upon exercise of vested options.

(4) Includes 124,167 shares of common stock issuable upon exercise of vested options.

(5) Includes 8,334 shares of common stock issuable upon exercise of vested options.

(6)      Includes 20,000 shares issuable upon exercise of vested options.

(7)      Represents 5,000 shares issuable upon exercise of vested options.

(8)      Represents 66,667 shares issuable upon exercise of vested options.

 *       Less than 1%


                           DESCRIPTION OF SECURITIES

         The following is a summary of the material terms of our securities. It is subject to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.10 par value.

Common Stock

         Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

         In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

         Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We did not pay any dividends for the years ended December 31, 1998, 1999, and 2000.

       We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

Preferred Stock

       We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock.

       The board of directors is authorized to fix the following rights and preferences of the preferred stock:

     . The rate of dividends and whether such dividends shall be cumulative.

     . The price at and the terms and conditions on which shares may be redeemed.

     . The amount payable in the event of voluntary or involuntary liquidation.

     . Whether or not a sinking fund shall be provided for the redemption or purchase of shares.

     . The terms and conditions on which shares may be converted.

     . Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

     Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of SFBC without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.



Anti-takeover Effects of Delaware Law

       We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes, a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder, unless:

     . the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

     . upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

     . on or after such date, the business combination is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

Indemnification and Liability of Our Directors and Officers

       Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that
Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into indemnification agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders' derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer we do not have to pay for his defense. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

Transfer and Warrant Agent

       Continental Stock Transfer & Trust Co., New York, New York, is the transfer agent for our common stock.

Dividend Policy

       Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Almost all of our common stock is freely tradable without any restrictions, except for Rule 144 which is explained below. Sales of substantial amounts of common stock in the public market in the future could depress the price of our common stock and adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. As of August 31, 2001, we had 4,600,550 shares of common stock outstanding.

         Beginning on the dates specified below, the following shares of common stock may be publicly sold under Rule 144 under the Securities Act of 1933:

                  Number of Shares                                    May be Publicly Sold Beginning
----------------------------------------------------------------------------------------------------------------------
71,646 shares covered by this prospectus              Now, without limitation
2,780,076 shares                                      Now, without limitation
1,630,945 shares                                      Now, subject to limitations of Rule 144
11,494 shares                                         Beginning April 24, 2002, subject to limitations of Rule 144
26,597 shares                                         October 11, 2002 subject to limitations of Rule 144

         In general, Rule 144, as currently in effect, provides that any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been our affiliate for at least three months immediately preceding the sale and who has owned such shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above.

         Any shares of common stock issued to our minority stockholders upon exercise of warrants owned by them cannot be sold for 12 months from the date of exercise of the warrants, unless such exercise is cashless. Any shares issued upon cashless exercise of these warrants will be immediately available for resale under Rule 144. Through August 31, 2001, 112,058 warrants have been exercised in cashless exercise transactions and 1,772 warrants have been exercised by payment of the exercise price.


                             SELLING STOCKHOLDERS

Table of Selling Stockholders

         The following table provides information about each selling stockholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling stockholder will own after the offering assuming all shares covered by this prospectus are sold. Except for Dr. Allan Xu, who is the president of SFBC Analytical, none of the selling stockholders have had any position, office, or material relationship with us or our affiliates within the past three years.

                          Ownership    Securities  Ownership      Percentage
                            Prior         Being       After         Owned
Selling Stockholders     to Offering     Offered    Offering    After Offering
--------------------------------------------------------------------------------
Dr. Allan Xu/(1)/            132,986       26,597    106,389             2.3%
Other Stockholders/(2)/       45,049       45,049          0               0%

(1) 106,389 of these shares have been pledged to secure repayment of a promissory note held by us. Additionally, all of these shares are subject to a lock-up agreement.
(2) The names of these stockholders have been withheld, as permitted by the interpretations of the Securities and Exchange Commission, since their individual holdings are less than one percent of the total shares outstanding.


                             PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold at any time by the stockholders. Each selling stockholder will act independently in making decisions with respect to the timing, manner and size of each sale. Each selling stockholder may sell his shares on the Nasdaq National Market at prevailing market prices or at negotiated prices. They may also publicly sell their common stock elsewhere to the extent a market develops.

         Broker-dealers may receive compensation in the form of commissions, discounts or concessions from each selling stockholder in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock.


                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida. Attorneys employed by this law firm own 62,000 shares of our common stock.

                                    EXPERTS

         Our financial statements for the years ended December 31, 2000 and 1999, the financial statements of the business we acquired from Pharmaceutical Development Associates for year ended December 31, 1999, and the financial statements of KeyStone Analytical Laboratories for the years ended December 31, 2000 and 1999, appearing in this prospectus and registration statement have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         We are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance with this Act, file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

         You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.


                            REPORTS TO STOCKHOLDERS

         We distribute to our stockholders annual reports containing audited financial statements and will make available to our stockholders other information as we deem appropriate. You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the shares of common stock in any circumstances under which the offer or solicitation is unlawful.

INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                                 Page
-------------------------------------------------------------------------------------------------
AUDITED FINANCIAL STATEMENTS
  SFBC INTERNATIONAL, INC. AND SUBSIDIARY

    Independent Auditors' Report                                                 F-3

    Consolidated Balance Sheet as of December 31, 2000                           F-4

    Consolidated Statements of Income for the years ended
      December 31, 2000 and 1999                                                 F-5

    Consolidated Statements of Changes in Stockholders' Equity
      for the years ended December 31, 2000 and 1999                             F-6

    Consolidated Statements of Cash Flows for the years ended
      December 31, 2000 and 1999                                            F-7 to F-8

    Notes to Consolidated Financial Statements                              F-9 to F-21

  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

    Independent Auditors' Report                                                F-22

    Statement of Net Assets to be Sold as of December 31, 1999                  F-23

    Statements of Operations of the Business to be Sold for the years
      ended December 31, 1999 and 1998                                          F-24

    Statements of Cash Flows of the Business to be Sold for the years
      ended December 31, 1999 and 1998                                          F-25

    Notes to Financial Statements                                           F-26 to F-30

  KEYSTONE ANALYTICAL LABORATORIES, INC

    Independent Auditors' Report                                                F-31

    Balance Sheet as of December 31, 2000                                       F-32

    Statements of Income for the years ended
      December 31, 2000 and 1999                                                F-33

    Statements of Changes in Stockholders' Equity
      for the years ended December 31, 2000 and 1999                            F-34

    Statements of Cash Flows for the years ended
      December 31, 2000 and 1999                                                F-35

    Notes to Financial Statements                                           F-36 to F-39

UNAUDITED FINANCIAL STATEMENTS
     SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

         Condensed Consolidated Balance Sheet as of June 30, 2001                                      F-40

         Condensed Consolidated Statements of Income for the six month periods
           ended June 30, 2001 and 2000                                                                F-41

         Condensed Consolidated Statements of Cash Flows for the six month periods
           ended June 30, 2001 and 2000                                                           F-42 to F-43

         Notes to Condensed Consolidated Financial Statements                                     F-44 to F-45


     PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

         Statement of Operations of the Business to be Sold for the eighty-nine days
           ended March 29, 2000                                                                        F-46

         Statement of Cash Flows of the Business to be Sold for the eighty-nine days
           ended March 29, 2000                                                                        F-47

         Notes to Financial Statements                                                                 F-48


     KEYSTONE ANALYTICAL LABORATORIES, INC

         Balance Sheet as of June 30, 2001                                                             F-49

         Statements of Income for the six month periods
           ended June 30, 2001 and 2000                                                                F-50

         Statements of Cash Flows for the six month periods
           ended June 30, 2001 and 2000                                                                F-51

         Notes to Financial Statements                                                                 F-52

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida


We have audited the accompanying consolidated balance sheet of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.



                                                     KAUFMAN, ROSSIN & CO.

Miami, Florida
March 7, 2001

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000

------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------

CURRENT ASSETS
     Cash and cash equivalents                                                  $       6,787,603
     Accounts receivable, net                                                           7,059,419
     Note receivable                                                                      209,337
     Prepaid and other current assets                                                     334,832
------------------------------------------------------------------------------------------------------
         Total current assets                                                          14,391,191

LOAN RECEIVABLE FROM STOCKHOLDER                                                          102,206

PROPERTY AND EQUIPMENT, NET                                                               568,880

GOODWILL, NET                                                                             671,471

OTHER ASSETS                                                                               35,037
------------------------------------------------------------------------------------------------------

     TOTAL ASSETS                                                               $      15,768,785
------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------

CURRENT LIABILITIES
     Accounts payable                                                           $         763,690
     Accrued liabilities                                                                1,090,202
     Advance billings                                                                   1,590,520
     Income taxes payable                                                                 372,000
     Deferred income taxes                                                                130,000
     Notes payable - current portion ($136,779 to related parties)                        252,423
------------------------------------------------------------------------------------------------------
         Total current liabilities                                                      4,198,835
------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                                             158,312
------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                     109,000
------------------------------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
     Preferred stock, $0.10 par value, 5,000,000 shares authorized,
         none issued                                                                            -
     Common stock, $0.001 par value, 20,000,000 shares authorized, 3,589,642
         shares issued and outstanding                                                      3,590
     Additional paid-in capital                                                        10,345,323
     Retained earnings                                                                    953,725
------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                    11,302,638
------------------------------------------------------------------------------------------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $      15,768,785
------------------------------------------------------------------------------------------------------

                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000 AND 1999

-----------------------------------------------------------------------------------------------------
                                                                           2000           1999
-----------------------------------------------------------------------------------------------------
NET REVENUE                                                            $19,694,428     $8,309,143
-----------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
     Direct costs                                                       11,996,996      5,208,231
     General and administrative expenses                                 4,252,033      2,259,141
-----------------------------------------------------------------------------------------------------
         Total costs and expenses                                       16,249,029      7,467,372
-----------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                   3,445,399        841,771

OTHER INCOME (EXPENSE)
     Interest income                                                       122,908              -
     Interest expense ($142,281 and $173,813 to related parties)      (    175,470)   (   181,143)
-----------------------------------------------------------------------------------------------------
         Total other income (expense)                                 (     52,562)   (   181,143)
-----------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                               3,392,837        660,628

INCOME TAXES                                                             1,342,000        410,000
-----------------------------------------------------------------------------------------------------

NET INCOME                                                             $ 2,050,837     $  250,628
-----------------------------------------------------------------------------------------------------

Earnings per share:
     Basic                                                             $      0.78     $      .13
     Diluted                                                                  0.76            .13
-----------------------------------------------------------------------------------------------------

Shares used in computing earnings per share:
     Basic                                                               2,614,000      1,881,863
     Diluted                                                             2,706,561      1,906,333
-----------------------------------------------------------------------------------------------------

PRO FORMA DATA (UNAUDITED) (1)
     Income before income taxes                                                        $  660,628
     Income taxes                                                                         251,000
-----------------------------------------------------------------------------------------------------

         Pro forma net income                                                          $  409,628
-----------------------------------------------------------------------------------------------------

Pro forma earnings per share:
     Basic                                                                             $      .22
     Diluted                                                                                  .21
-----------------------------------------------------------------------------------------------------

Shares used in computing pro forma earnings per share:
     Basic                                                                              1,881,863
     Diluted                                                                            1,906,333
-----------------------------------------------------------------------------------------------------

(1) The 1999 unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the year ended December 31, 1999.

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999

--------------------------------------------------------------------------------------------------------------------------------

                                                   Common Stock                Additional       Retained           Total
                                            ---------------------------          Paid-In        Earnings
                                                Shares   Par Value               Capital        (Deficit)
---------------------------------------------------------------------------------------------------------------------------------
Balances - December 31, 1998                   1,520,000 $   1,520           $      99,480    ($   1,347,740)  ($   1,246,740)

Acquisition of net assets of SFBC
   International, Inc.                           560,000       560                 326,143                 -          326,703

Common stock options issued as
   compensation                                        -         -                 304,583                 -          304,583

Conversion of debt to common stock               255,736       256               1,150,550                 -        1,150,806

Net income - 1999                                      -         -                       -           250,628          250,628
--------------------------------------------------------------------------------------------------------------------------------

Balances - December 31, 1999                   2,335,736     2,336               1,880,756        (1,097,112)         785,980

Common stock options issued as
   compensation                                        -         -                 170,000                 -          170,000

Conversion of debt to common stock                 3,906         4                  24,999                 -           25,003

Proceeds from initial public offering          1,250,000     1,250              10,155,000                 -       10,156,250

Offering costs                                         -         -              (1,885,432)                -       (1,885,432)

Net income - 2000                                      -         -                       -         2,050,837        2,050,837
--------------------------------------------------------------------------------------------------------------------------------

Balances - December 31, 2000                   3,589,642 $   3,590           $  10,345,323     $     953,725    $  11,302,638
--------------------------------------------------------------------------------------------------------------------------------

All stock information has been adjusted to give effect to the recapitalization and four-for-five reverse stock split in June 1999.


                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999

----------------------------------------------------------------------------------------------------------

                                                                                 2000          1999
----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               $2,050,837      $250,628
-----------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash(used in) provided by operating activities:
         Depreciation and amortization                                           175,453        64,425
         Provision for bad debts                                                   7,511        13,400
         Accrued interest on notes payable - purchase of assets                        -        25,347
         Common stock options issued as compensation                             170,000       304,583
         Changes in operating assets and liabilities:
              Accounts receivable                                           (  4,140,049)   (  678,835)
              Prepaid expenses                                              (    272,442)   (    1,648)
              Other assets                                                        57,029    (    9,000)
              Accounts payable                                                   228,749    (  228,503)
              Accrued liabilities                                                863,889    (   76,999)
              Accrued interest                                              (    132,120)            -
              Advance billings                                                   418,655       218,902
              Income taxes payable                                               372,000             -
              Deferred income taxes                                         (    171,000)      410,000
-----------------------------------------------------------------------------------------------------------
                  Total adjustments                                         (  2,422,325)       41,672
-----------------------------------------------------------------------------------------------------------
                      Net cash (used in) provided by operating activities   (    371,488)      292,300
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash consideration for company acquired                                (    295,740)            -
     Purchase of property and equipment                                     (    369,528)   (   59,070)
     Loans to stockholder                                                   (      9,241)            -
     Cash balance of company acquired                                             79,429         2,394
     Issuance of note receivable                                            (    209,337)            -
-----------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                 (    804,417)   (   56,676)
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds (repayments) of notes payable - insurance                       56,242    (    3,090)
     Principal payments on notes payable - purchase of assets               (    456,479)            -
     Principal payments on notes payable - stockholders                     (    190,828)            -
     Payments on capital lease obligations                                  (     19,409)            -
     Net increase in notes payable - transportation equipment                     14,879             -
     Net proceeds from initial public offering                                 8,270,818             -
-----------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing activities      7,675,223    (    3,090)
-----------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           6,499,318       232,534

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 288,285        55,751
-----------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $6,787,603      $288,285
-----------------------------------------------------------------------------------------------------------

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED DECEMBER 31, 2000 AND 1999

--------------------------------------------------------------------------------------------------------------
                                                                                         2000       1999
--------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
--------------------------------------------------------------------------------------------------------------

     Interest paid                                                                   $  300,840  $  155,796
--------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                               $1,141,000  $        -
--------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
--------------------------------------------------------------------------------------------------------------

     Fair value of net liabilities assumed in connection with acquisition of
         business                                                                    $  154,260  $        -
--------------------------------------------------------------------------------------------------------------

     Note payable issued in connection with acquisition of business                  $  150,000  $        -
--------------------------------------------------------------------------------------------------------------

     Professional fees accrued in connection with acquisition of business            $  125,913  $        -
--------------------------------------------------------------------------------------------------------------

     Reduction of long-term debt in connection with the issuance of 3,906
         shares of common stock                                                      $   25,003  $        -
--------------------------------------------------------------------------------------------------------------

     Reduction of long-term debt in connection with the recapitalization and
         issuance of 560,000 shares of common stock                                  $        -  $  324,309
--------------------------------------------------------------------------------------------------------------

     Conversion of accrued interest to long-term debt                                $        -  $  376,032
--------------------------------------------------------------------------------------------------------------

     Common stock options issued as compensation                                     $  170,000  $  304,583
--------------------------------------------------------------------------------------------------------------

     Conversion of long-term debt and accrued interest into common stock
         and warrants                                                                $        -  $1,150,806
--------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                  Basis of Consolidation and Organization

                  The consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (SFBC/PDA) and SFBC Ft. Myers, Inc. (FTM) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

                  Initial Public Offering

                  In October 2000, the Company completed an initial public offering of 1,250,000 shares of common stock at $8.00 per share and warrants to purchase 625,000 shares of common stock at $0.25 per warrant. The warrants are exercisable at $9.60 per share, expire five years from the date of the offering and are redeemable by the Company under certain conditions, as defined.

                  Business Activity

                  The Company is a contract research organization with locations in Miami, Florida, Charlotte, North Carolina and in 2001, Ft. Myers, Florida. The Company provides clinical research and drug development services to pharmaceutical and biotechnology companies and manages clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

                  Revenue and Cost Recognition

                  Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when earned and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

                  Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

                  Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Cash and Cash Equivalents

                  The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash.

                  The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation

                  Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

                         Furniture and fixtures           7 years
                         Machinery and equipment      5 - 7 years

                  Goodwill

                  Goodwill is stated at cost and is amortized on a straight-line basis over 10 years.

                  The Company evaluates its intangible assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of. This statement requires assessment of impairment of long-lived assets whenever factors, events or changes in circumstances indicate the carrying amount of certain long-lived assets to be held and used may not be recoverable. Assessment of impairment is based on the expected undiscounted cash flows of the assets. If an asset is determined to be impaired, an impairment loss is recognized to the extent the carrying amount of the impaired asset exceeds fair value.

                  Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Use of Estimates (continued)

                  The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

                  Concentration of Credit Risk

                  Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

                  Income Taxes

                  The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                  Through June 6, 1999, the Company had elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns. Effective June 7, 1999, the Company terminated its S Corporation status and in connection therewith, recorded a deferred tax liability of $217,000, through a charge to income taxes in the 1999 statement of income.

                  Fair Value of Financial Instruments

                  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

                      Cash and cash equivalents, accrued liabilities, and income taxes payable - The carrying amounts approximate fair value because of the short-term maturity of the instruments.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Fair Value of Financial Instruments (continued)

                      Note receivable and loan receivable from stockholder - The fair values are determined by calculating the present value of the instruments using a current market rate of interest as compared to the stated rate of interest. The difference between fair value and carrying value is not deemed to be significant.

                      Notes payable - The fair value of long-term debt is estimated using discounted cash flows based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000, the fair values approximate the carrying values.

                  Net Income Per Share

                  The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 185,000 and 40,000 shares of common stock for the years ended December 31, 2000 and 1999, respectively.

                  Stock Compensation

                  Options granted to employees under the Company's Stock Option Plan are accounted for by using the intrinsic method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which defines a fair value based method of accounting for stock options. The accounting standards prescribed by SFAS 123 are optional and the Company has continued to account for stock options under the intrinsic value method specified in APB 25. Pro forma disclosures of net income and earnings per share have been made in accordance with SFAS 123.

                  Segment Reporting

                  The Company applies Financial Accounting Standards Board ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

                  Comprehensive Income

                  The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  New Accounting Pronouncements

                  In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB statement No. 125) ("SFAS No. 140"). This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. The Company has determined that the impact of adopting SFAS No. 140 will not be material to its consolidated financial statements.

                  In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133 (an amendment of FASB Statement No. 133). Under the provisions of this statement, the effective date of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), is deferred to fiscal years beginning after June 15, 2000. The Company has determined that the impact of adopting SFAS No. 133 will not be material to its consolidated financial statements.

                  Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, ("SAB 101") issued by the Securities and Exchange Commission, became effective beginning the fourth quarter of 2000. SAB 101 had no material impact on the Company's revenue recognition policies.

--------------------------------------------------------------------------------
NOTE 2.           MAJOR CUSTOMERS
--------------------------------------------------------------------------------

                  There were no sales to individual customers in excess of 10% of net sales for the year ended December 31, 2000, however for the year ended December 31, 1999 two customers accounted for a total of $2,611,682 or approximately 31% of net sales.

                  Individual accounts receivable balances at December 31, 2000 in excess of 10% of total accounts receivable are as follows:

                                                                                                      % of Accounts
                                                                                    Amount           Receivable, Net
                  ------------------------------------------------------------------------------------------------------
                  Customer A                                                    $    1,223,770                17%
                  Customer B                                                    $      741,739                11%

--------------------------------------------------------------------------------
NOTE 3.       ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

                  Accounts receivable consisted of the following at December 31, 2000:
                  Accounts receivable - billed                                                      $     5,787,336
                  Accounts receivable - unbilled                                                          1,617,236
                  Less allowance for changes in contracts                                          (        218,603)
                  Less allowance for doubtful accounts                                             (        126,550)
                  ------------------------------------------------------------------------------------------------------

                                                                                                    $     7,059,419
                  ------------------------------------------------------------------------------------------------------

              The activity in the allowance for changes in contracts and allowance for doubtful accounts during the years ended December 31, 2000 and 1999 was as follows:

                                                                                Allowance for         Allowance for
                                                                             Changes in Contracts   Doubtful Accounts
                  ------------------------------------------------------------------------------------------------------
                  Balance - January 1, 1999                                    $      142,000        $       44,438
                      1999 provision                                                   15,033                13,400
                      1999 write-offs                                        (         17,033)                    -
                  ------------------------------------------------------------------------------------------------------
                  Balance - December 31, 1999                                         140,000                57,838
                      SFBC/PDA acquisition                                                  -                61,201
                      2000 provision                                                   78,603                 7,511
                  ------------------------------------------------------------------------------------------------------

                  Balance - December 31, 2000                                  $      218,603        $      126,550
                  ------------------------------------------------------------------------------------------------------

              Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year. Advance billings at December 31, 2000 amounted to $1,590,520.

--------------------------------------------------------------------------------
NOTE 4.       LOAN RECEIVABLE FROM STOCKHOLDER
--------------------------------------------------------------------------------

              Loan receivable from stockholder consists of certain expenses paid by the Company on behalf of its majority stockholder. The loan bears interest at 6% per annum and is due in August 2002.

------------------------------------------------------------------------------------------------------------------------
NOTE 5.           PROPERTY AND EQUIPMENT
------------------------------------------------------------------------------------------------------------------------
                  Property and equipment consisted of the following at December
                  31, 2000:

                  Furniture and fixtures                                                             $        108,632
                  Machinery and equipment                                                                     841,123
                  ------------------------------------------------------------------------------------------------------
                                                                                                              949,755
                  Less accumulated depreciation                                                               380,875
                  ------------------------------------------------------------------------------------------------------

                                                                                                     $        568,880
                  ------------------------------------------------------------------------------------------------------

                  Depreciation of property and equipment for the years ended
                  December 31, 2000 and 1999 amounted to $121,009 and $64,425, respectively.

------------------------------------------------------------------------------------------------------------------------
NOTE 6.           ACCRUED LIABILITIES
------------------------------------------------------------------------------------------------------------------------

                  Accrued liabilities consisted of the following at December 31, 2000:

                  Salaries and benefits                                                              $        719,795
                  Professional fees                                                                           109,549
                  Other                                                                                       260,858
                  ------------------------------------------------------------------------------------------------------

                                                                                                     $      1,090,202
                  ------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
NOTE 7.           NOTES PAYABLE
------------------------------------------------------------------------------------------------------------------------

                  Notes payable consisted of the following at December 31, 2000:

                  Notes payable - stockholders                                                       $         93,258
                  Notes payable - purchase of assets                                                           43,521
                  Notes payable - purchase of PDA (note 11)                                                   150,000
                  Notes payable - other                                                                       123,956
                  ------------------------------------------------------------------------------------------------------
                                                                                                              410,735
                  Less current portion                                                                        252,423
                  ------------------------------------------------------------------------------------------------------

                  Long-term portion                                                                  $        158,312
                  ------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 7.           NOTES PAYABLE (Continued)
--------------------------------------------------------------------------------

                  Notes Payable - Stockholders

                  In October 1999, approximately $1,150,800 of notes payable - stockholders and accrued interest were converted into 255,736 shares of common stock and warrants to purchase an additional 255,736 shares of common stock at $8.00 per share. The warrants expire in June 2002. The balance at December 31, 2000 represents an unconverted note bearing interest at 10% per annum that was paid in early 2001.

                  Notes Payable - Purchase of Assets

                  Concurrent with a recapitalization in 1999, the Company issued three notes aggregating $500,000. These notes bear interest at 8% per annum and are collateralized by all of the assets of the Company. The balance at December 31, 2000 is due to the chief executive officer of the Company.

                  Notes Payable - Other

                  Notes payable - other consists principally of a) a note payable for insurance coverage, bearing interest at approximately 9% per annum with a payment of approximately $16,000 per month, and b) obligations assumed in connection with the acquisition of PDA (see Note 11) bearing interest at approximately 12% per annum with payments aggregating approximately $2,300 per month.

                  Interest expense on all indebtedness amounted to $175,470 and $181,143 for the years ended December 31, 2000 and 1999, respectively.

--------------------------------------------------------------------------------
NOTE 8.           LEASE COMMITMENTS
--------------------------------------------------------------------------------

                  The Company leases its office facilities and certain equipment under non-cancelable operating leases.

                  The approximate future minimum annual rentals under these leases for years subsequent to December 31, 2000 are as follows:

                  December 31, 2001                                $   342,000
                  December 31, 2002                                    235,000
                  December 31, 2003                                    133,000
                  December 31, 2004                                     17,000
                  Thereafter                                                 -
                  --------------------------------------------------------------

                                                                   $   727,000
                  --------------------------------------------------------------

                  Total rent expense for the years ended December 31, 2000 and 1999 was approximately $568,000 and $428,000, respectively.

--------------------------------------------------------------------------------
NOTE 9.           INCOME TAXES
--------------------------------------------------------------------------------

                  Income taxes for the years ended December 31, 2000 and 1999 consisted of the following:
                                                                                     2000                  1999
                  ------------------------------------------------------------------------------------------------------

                  Current:
                       Federal                                                 $    1,367,000        $            -
                       State                                                          146,000                     -
                  Deferred:
                       Federal                                               (        154,000)              349,000
                       State                                                 (         17,000)               61,000
                  ------------------------------------------------------------------------------------------------------

                                                                               $    1,342,000        $      410,000
                  ------------------------------------------------------------------------------------------------------

                  The components of the net deferred tax liability at December
                  31, 2000 are as follows:

                  Deferred Tax Asset
                  ------------------------------------------------------------------------------------------------------

                  Amortization of goodwill                                                           $        7,000
                  Common stock options issued as compensation                                               178,000
                  ------------------------------------------------------------------------------------------------------

                                                                                                     $      185,000
                  ------------------------------------------------------------------------------------------------------

                  Deferred Tax Liability
                  ------------------------------------------------------------------------------------------------------

                  Net temporary differences due to conversion to accrual basis
                       from cash basis                                                                    $ 388,000
                  Depreciation                                                                               36,000
                  ------------------------------------------------------------------------------------------------------

                                                                                                     $      424,000
                  ------------------------------------------------------------------------------------------------------

                  The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate of 34% to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                                                     2000                  1999
                  ------------------------------------------------------------------------------------------------------

                  Income taxes at statutory rate                               $    1,154,000        $      225,000
                  State income taxes                                                  122,000                19,000
                  S Corporation income prior to conversion to C Corporation                 -      (        190,000)
                  Deferred tax liability recorded upon conversion to C
                       Corporation                                                          -               217,000
                  Permanent differences and other                                      66,000               139,000
                  ------------------------------------------------------------------------------------------------------

                                                                               $    1,342,000        $      410,000
                  ------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 10.          STOCK BASED COMPENSATION
--------------------------------------------------------------------------------

                  In June 1999, the Company established a Stock Option Plan (the
                  Plan) which provides for the Company to issue options to employees, directors and outside consultants of the Company. The issuance and form of the options shall be at the discretion of the Company's board of directors, except that the exercise price may not be less than the fair market value at the time of grant. Generally, the options vest over a three year period and expire in ten years or three months after separation of service, whichever occurs earlier.

                  The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25") in accounting for its employee stock options. Under APB 25, because the exercise price of an employee's stock options issued prior to the established of the Plan was less than the market price of the underlying stock on the date of grant, compensation expense of $170,000 and $304,583 was recognized in 2000 and 1999, respectively. The Company expects to recognize compensation expense of $170,000 in 2001 and $35,417 in 2002 in connection with these options.

                  Statement of Financial Accounting Standards No. 123 "Accounting for Stock-based Compensation," ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and earnings per common share as if compensation cost for the Company's Stock Option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The fair value of the options granted in 2000 and 1999 were estimated by using the Black-Scholes pricing model with the following assumptions:
                  (i) expected life of the options of 5 years, (ii) expected volatility in the market price of the Company's common stock of 60% (only for those options granted subsequent to the Company's initial public offering, otherwise no volatility),
                  (iii) no expected dividends, and (iv) a risk free interest rate ranging from 6.00% to 6.50%.

                  Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 2000 would have been approximately $1,969,000, $0.75 and $0.73, respectively.

                  Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 1999 would have been approximately $75,000, $0.04 and $0.04, respectively.

                  Under the accounting provisions of SFAS No. 123, the Company's pro forma net income, pro forma basic earnings per share and pro forma diluted earnings per share for the year ended December 31, 1999 would have been approximately $234,000, $0.21 and $0.20, respectively.

--------------------------------------------------------------------------------
NOTE 10.          STOCK BASED COMPENSATION (Continued)
--------------------------------------------------------------------------------

                  A summary of the Company's stock option activity, and related information for the year ended December 31, 2000 is as follows:

                                                                                     # of            Weighted Average
                                                                                   Options            Exercise Price
                  ------------------------------------------------------------------------------------------------------
                   Outstanding January 1, 2000                                        514,500        $         4.70

                       Granted                                                        125,000                  6.00
                       Exercised                                                            -                     -
                       Forfeited                                                (      34,500)     (           6.00)
                  ------------------------------------------------------------------------------------------------------

                   Outstanding December 31, 2000                                      605,000        $         4.88
                  ------------------------------------------------------------------------------------------------------

                   Exercisable at December 31, 2000                                   277,489        $         4.79
                  ------------------------------------------------------------------------------------------------------

                  The weighted-average fair value of options granted during 2000, using the fair value calculations discussed above was $1.88 per option.

                  Exercise prices for options outstanding as of December 31, 2000 ranged from $1.25 to $6.60. The weighted average remaining contractual life of these options is as follows:

                                                                                                    Weighted Average
                           Exercise                   Shares              Weighted Average       Remaining Contractual
                            Price                                          Exercise Price             Life (Years)
                  ------------------------------------------------------------------------------------------------------
                            $1.250                     160,000                 $1.250                    8.25
                            $5.625                      25,000                 $5.625                    9.92
                            $6.000                     270,000                 $6.000                    8.78
                            $6.600                     150,000                 $6.600                    8.50

--------------------------------------------------------------------------------
NOTE 11.          OTHER MATTERS
--------------------------------------------------------------------------------

                  Business Combination

                  On March 15, 2000, the Company formed a wholly owned subsidiary, SFBC/PDA and on March 29, 2000, SFBC/PDA acquired substantially all the assets and certain liabilities of Pharmaceutical Development Associates, Inc. (PDA), a clinical research organization located in North Carolina. The aggregate purchase price was $600,000 with possible contingent consideration of up to $1,200,000 based on the adjusted net income of SFBC/PDA, as defined, and additional possible contingent consideration based on a percentage of revenue from a specific customer of SFBC/PDA.

--------------------------------------------------------------------------------
NOTE 11.          OTHER MATTERS (continued)
--------------------------------------------------------------------------------

                  The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $726,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

                  Cash consideration paid to the seller             $   296,000
                  Note payable issued to the seller                     150,000
                  Acquisition costs                                     126,000
                  --------------------------------------------------------------
                   Total consideration                                  572,000
                   Fair value of assets acquired                  (   1,049,000)
                   Fair value of liabilities assumed                  1,203,000
                  --------------------------------------------------------------

                   Excess of cost over fair value of net
                        assets acquired, Goodwill                   $   726,000
                  --------------------------------------------------------------

                  Unaudited pro forma results of operations after giving effect to certain adjustments resulting from the acquisition were as follows for the years ended December 31, 2000 and 1999 as if the business combination had occurred at the beginning of each period presented:


                                                 For the year ended December 31,
                                                 -------------------------------
                                                     2000              1999
                  --------------------------------------------------------------

                   Net sales                    $  20,121,708     $  10,509,204
                   Net income                       2,307,842           193,371
                   Earnings per share - basic             .78              0.10
                  --------------------------------------------------------------

                  The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

                  Transactions with LeeCoast

                  In connection with the acquisition of the assets of PDA, SFBC received the option to purchase ClinSites/LeeCoast Research Center, Inc. (LeeCoast), a wholly owned subsidiary of PDA's parent located in Ft. Myers, Florida. On December 27, 2000, the Company formed a wholly owned subsidiary, FTM and in early 2001 FTM purchased substantially all the assets and certain liabilities of LeeCoast. The purchase price was $600,000, plus the amount by which the operating assets exceeded the operating liabilities of LeeCoast.

                  Also in connection with the acquisition of PDA, the Company loaned LeeCoast $200,000. This amount, along with its accrued interest of $9,337 is included as a note receivable in the accompanying balance sheet.

--------------------------------------------------------------------------------
NOTE 11.          OTHER MATTERS (Continued)
--------------------------------------------------------------------------------

                  During the year ended December 31, 2000, SFK performed approximately $67,000 of services for LeeCoast, all of which is unpaid at December 31, 2000 and included in accounts receivable, net in the accompanying balance sheet.

                  During the year ended December 31, 2000, LeeCoast performed approximately $800,000 of services for SFBC/PDA of which approximately $178,000 was still owed at December 31, 2000 and included in accounts payable in the accompanying balance sheet.

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors
SFBC International, Inc.
Miami, Florida


We have audited the accompanying statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Company as of December 31, 1999 to be sold to SFBC International, Inc., pursuant to the purchase agreement described in Note 7 and the related operations and cash flows of the business to be sold of the Company for each of the two years in the period ended December 31, 1999 and is not intended to be a complete presentation of the Company's financial position and results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Pharmaceutical Development Associates, Inc. as of December 31, 1999 to be sold pursuant to the purchase agreement described in Note 7 and the related results of its operations and its cash flows of the business to be sold for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                                           KAUFMAN, ROSSIN & CO.
Miami, Florida
March 3, 2000

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF NET ASSETS TO BE SOLD
DECEMBER 31, 1999
--------------------------------------------------------------------

ASSETS
--------------------------------------------------------------------

CURRENT ASSETS
     Cash                                            $      503
     Accounts receivable                                319,592
     Prepaid expenses                                     4,505
--------------------------------------------------------------------
         Total current assets                           324,600

PROPERTY AND EQUIPMENT, NET                             114,255

GOODWILL, NET                                           469,340

OTHER ASSETS                                              3,325
--------------------------------------------------------------------

     TOTAL ASSETS                                    $  911,520
--------------------------------------------------------------------

LIABILITIES
--------------------------------------------------------------------

CURRENT LIABILITIES
     Accounts payable                                $  315,436
     Current portion of capital lease obligations        23,393
     Advance billings                                   125,903
--------------------------------------------------------------------
         Total current liabilities                      464,732

CAPITAL LEASE OBLIGATIONS                                13,389

COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------

         TOTAL LIABILITIES                              478,121
--------------------------------------------------------------------

NET ASSETS TO BE SOLD                                $  433,399
--------------------------------------------------------------------

                            See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF OPERATIONS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                       1999          1998
--------------------------------------------------------------------------------

NET SALES                                           $2,200,061     $3,151,593

COST OF SALES                                        1,995,792      2,674,533
--------------------------------------------------------------------------------

GROSS PROFIT                                           204,269        477,060

GENERAL AND ADMINISTRATIVE EXPENSES                    625,072        482,522
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                               (   420,803)   (     5,462)

INTEREST EXPENSE                                        18,560         15,202
--------------------------------------------------------------------------------

NET LOSS                                           ($  439,363)   ($   20,664)
--------------------------------------------------------------------------------

                           See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                1999                    1998
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                           ($    439,363)            ($    20,664)
-----------------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash
         used in operating activities
         Depreciation and amortization                                                        129,333                  108,715
         Provision for bad debts                                                               61,210                        -
         Changes in operating assets and liabilities:
              Accounts receivable                                                              23,876             (     25,449)
              Prepaid expenses                                                          (       3,527)                   3,650
              Other assets                                                                          -             (      2,194)
              Accounts payable                                                                145,563                   51,934
              Advanced billings                                                         (      54,576)            (    138,694)
-----------------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                           301,879             (      2,038)
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash used in operating activities                             (     137,484)            (     22,702)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                 (       6,699)            (    119,797)
     Advances from parent and affiliates, net                                                  41,129                  276,315
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by investing activities                                34,430                  156,518
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligations                                              (      21,964)            (      8,564)
-----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                         (     125,018)                 125,252

CASH AT BEGINNING OF PERIOD                                                                   125,521                      269
-----------------------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                                    $        503              $   125,521
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information and
     Non-Cash Investing and Financing Activities:
-----------------------------------------------------------------------------------------------------------------------------------

     Interest paid                                                                       $     12,560              $     9,202
-----------------------------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                                   $          -              $         -
-----------------------------------------------------------------------------------------------------------------------------------

     Capital lease obligations incurred                                                  $          -              $    67,310
-----------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

         Basis of Presentation

         The accompanying financial statements are intended to present the net assets to be sold of Pharmaceutical Development Associates, Inc. (the "Company"), as of December 31, 1999 pursuant to the agreement described in Note 7 and the related operation of the business to be sold of the Company for the periods presented. These financial statements do not present the complete financial position and the results of operations of the Company for the periods presented. In addition, certain assets will be sold which have no historical costs (e.g. customer list, business reputation, etc.) and therefore are not reflected in the accompanying statement of net assets to be sold.

         The Company is a wholly owned subsidiary of Clinical Site Services Corporation (the Parent). During 1999 and 1998, the Parent and certain other affiliates incurred expenses on behalf of the Company which include, but are not limited to, salaries, rent, professional fees, travel and other general and administrative expenses. These financial statements include such expenses. Future expenses incurred as an independent entity or as part of another group of entities may not be comparable to historical levels.

         Description of Business

         The Company, located in Charlotte, North Carolina, is a contract research organization managing clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

         Revenue and Cost Recognition

         Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

         Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1999 amounted to approximately $658,000.

         Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Cash

                  The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation and Amortization

                  Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

                         Computer and office equipment             3 - 5 years
                         Medical equipment                             5 years
                         Furniture and fixtures                        5 years

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

                  Concentration of Credit Risk

                  Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

                  Income Taxes

                  The Company's operations are included in the consolidated income tax return of the Parent. Deferred tax assets allocated to the Company have been completely offset by a valuation allowance.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Fair Value of Financial Instruments

                  The carrying values of cash and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

                  Based upon borrowing rates currently available to the Company for loans with similar terms and maturities, the fair values of capital lease obligations and notes payable approximate carrying value.

                  Year 2000 Uncertainties

                  Although the Company has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Company due to their own Year 2000 problems.


--------------------------------------------------------------------------------
NOTE 2.  MAJOR CUSTOMERS
--------------------------------------------------------------------------------

                  Sales to individual unaffiliated customers in excess of 10% of net sales are as follows:

                                                         1999                                     1998
                                       ----------------------------------------------------------------------------------
                                              Amount             % of Sales            Amount            % of Sales
                  -------------------------------------------------------------------------------------------------------
                  Customer A                 $  1,392,486              63%            $    372,069             12%
                  Customer B                 $    306,530              14%            $  1,008,169             32%
                  Customer C                 $    114,466               5%            $    583,301             19%
                  Customer D                 $          -               -             $    506,654             16%
                  Customer E                 $     67,305               3%            $    343,345             11%

                  Individual accounts receivable balances at December 31, 1999 in excess of 10% of total accounts receivable are as follows:

                                                                                                      % of Accounts
                                                                                    Amount              Receivable
                  ------------------------------------------------------------------------------------------------------
                  Customer A                                                       $  232,174                73%

--------------------------------------------------------------------------------
NOTE 3.  ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

         Accounts receivable consisted of the following at December 31, 1999:
         Accounts receivable - billed                                                              $  267,539
         Accounts receivable - unbilled                                                               113,263
         Less allowance for doubtful accounts                                                     (    61,210)
         --------------------------------------------------------------------------------------------------------

                                                                                                   $  319,592
         --------------------------------------------------------------------------------------------------------


         Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

         Advance billings at December 31, 1999 amounted to $125,903.


--------------------------------------------------------------------------------
NOTE 4.  PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

         Property and equipment consisted of the following at December 31, 1999:

         Computer and office equipment                                                             $ 126,505
         Medical equipment                                                                            71,393
         Furniture and fixtures                                                                       40,834
         ------------------------------------------------------------------------------------------------------
                                                                                                     238,732
         Less accumulated depreciation and amortization                                              124,477
         ------------------------------------------------------------------------------------------------------

                                                                                                   $ 114,255
         ------------------------------------------------------------------------------------------------------

         Depreciation and amortization of property and equipment for the years ended December 31, 1999 and 1998 amounted to $62,740 and $42,123, respectively.

         Property and equipment at December 31, 1999 included medical equipment under capital leases and related accumulated amortization of $67,310 and $20,115, respectively.
         Amortization expense of medical equipment under capital leases was approximately $6,400 and $13,600 in 1999 and 1998, respectively.


--------------------------------------------------------------------------------
NOTE 5.  GOODWILL
--------------------------------------------------------------------------------

         In connection with the Parent's acquisition of the Company in 1997, goodwill of $662,598 was recorded. Amortization of goodwill is computed using the straight-line method over 10 years. Accumulated amortization of goodwill at December 31, 1999 amounted to $193,258. Amortization of goodwill was $66,260 for 1999 and 1998.

================================================================================
NOTE 6.  COMMITMENTS AND CONTINGENCIES
================================================================================

         Facilities Lease

         The company leases its facilities on a month-to-month basis. Rent expense under this lease agreement amounted to $60,336 and $55,873 for the years ended December 31, 1999 and 1998, respectively.

         Lease Commitments

         The Company is obligated under one operating lease for office equipment and three capital leases for medical equipment.

         Future minimum payments under non-cancelable leases at December 31, 1999 consisted of the following:

                                                                           Capital              Operating
                                                                           Leases                Lease
         ========================================================================================================
         2000                                                         $       23,393        $        5,964
         2001                                                                 13,389                 5,964
         2002                                                                      -                 5,964
         2003                                                                      -                 5,467
         ------------------------------------------------------------------------------------------------------
         Total minimum lease payments                                         36,782                23,359
         Less amount representing imputed interest                            (4,064)                    -
         ------------------------------------------------------------------------------------------------------

                                                                      $       32,718        $       23,359
         ======================================================================================================

         Debt

         The Company, the Parent and other subsidiaries of the Parent are obligated under various notes totaling $1,750,000.

--------------------------------------------------------------------------------
NOTE 7.  SALE OF ASSETS
--------------------------------------------------------------------------------

         In March 2000, the Company entered into an agreement to sell substantially all of its operating assets and liabilities to SFBC International, Inc., a clinical research organization located in Florida. The aggregate sales price is $600,000 with possible contingent consideration of up to $1,200,000 based on net income and additional possible contingent consideration based on the Company's revenues.

INDEPENDENT AUDITORS' REPORT
================================================================================

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida


We have audited the accompanying balance sheet of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.



                                                     KAUFMAN, ROSSIN & CO.

Miami, Florida
July 13, 2001

KEYSTONE ANALYTICAL LABORATORIES, INC.
BALANCE SHEET
DECEMBER 31, 2000

=============================================================================================================================
ASSETS
=============================================================================================================================
CURRENT ASSETS
     Cash                                                                                                   $         115,445
     Accounts receivable                                                                                            1,089,260
-----------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                                                       1,204,705

PROPERTY AND EQUIPMENT, NET                                                                                           620,961
-----------------------------------------------------------------------------------------------------------------------------

     TOTAL ASSETS                                                                                           $       1,825,666
=============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
=============================================================================================================================

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                                                  $          24,166
     Dividends payable                                                                                                 30,000
     Income taxes payable                                                                                              63,466
     Deferred income taxes                                                                                            423,000
-----------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                                                    540,632
-----------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                                                  34,000

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
     Common stock, no par value, 100 shares authorized,
         21 shares issued and outstanding                                                                             280,000
     Retained earnings                                                                                                971,034
-----------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                                                 1,251,034
-----------------------------------------------------------------------------------------------------------------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                             $       1,825,666
=============================================================================================================================

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                                                           2000                     1999
===============================================================================================================================
REVENUE                                                                             $        2,028,905        $       1,615,180
-------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Chemicals and lab supplies                                                                164,674                  136,300
     Depreciation                                                                              202,561                  148,925
     Health insurance                                                                           22,202                   13,261
     Office supplies                                                                            19,320                    8,298
     Officers' compensation                                                                    714,510                  577,440
     Payroll taxes                                                                              39,818                   36,477
     Professional services                                                                      81,483                   26,112
     Rent                                                                                       28,532                   27,702
     Repairs and maintenance                                                                    26,227                    1,697
     Salaries and wages                                                                        204,534                  149,316
     Travel and entertainment                                                                   13,980                    9,812
     Utilities                                                                                  17,631                    8,543
     Other                                                                                      19,374                   17,107
-------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                                                            1,554,846                1,160,990
-------------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                         474,059                  454,190

OTHER INCOME
     Interest income                                                                            27,493                    8,159
-------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                     501,552                  462,349

INCOME TAXES                                                                                   199,000                  187,300
-------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                          $          302,552        $         275,049
===============================================================================================================================

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999

---------------------------------------------------------------------------------------------------------------------------------

                                                                       Common              Retained
                                                                       Stock               Earnings               Total
---------------------------------------------------------------------------------------------------------------------------------

Balances - December 31, 1998                                       $    280,000          $    498,433        $      778,433

Net income - 1999                                                             -               275,049               275,049
---------------------------------------------------------------------------------------------------------------------------------

Balances - December 31, 1999                                            280,000               773,482             1,053,482

Dividends declared                                                            -          (    105,000 )      (      105,000 )

Net income - 2000                                                             -               302,552               302,552
---------------------------------------------------------------------------------------------------------------------------------

Balances - December 31, 2000                                       $    280,000          $    971,034        $    1,251,034
---------------------------------------------------------------------------------------------------------------------------------


                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999

----------------------------------------------------------------------------------------------------------------------------------

                                                                                            2000                      1999
----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                        $     302,552             $    275,049
----------------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                        202,561                  148,925
         Changes in operating assets and liabilities:
              Accounts receivable                                                      (     107,945 )           (    590,056 )
              Prepaid expenses                                                                43,673             (     37,743 )
              Accounts payable and accrued expenses                                    (      12,094 )                 24,687
              Income taxes payable                                                            63,466                        -
              Deferred income taxes                                                           76,000                  185,000
----------------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                          265,661             (    269,187 )
----------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by operating activities                              568,213                    5,862

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                              (     458,391 )           (     86,059 )

CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid                                                                    (      75,000 )                      -
----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                               34,822             (     80,197 )

CASH AT BEGINNING OF PERIOD                                                                   80,623                  160,820
----------------------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                                  $     115,445             $     80,623
----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures:
----------------------------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                                 $      60,000             $     46,000
----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Financing Activities:
----------------------------------------------------------------------------------------------------------------------------------

     Dividends declared but not paid                                                   $      30,000             $          -
----------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                  Business Activity

                  KeyStone Analytical Laboratories, Inc. ("the Company") is a private contract laboratory located in North Wales, Pennsylvania providing analytical services and method development to pharmaceutical and chemical companies.

                  Revenue and Cost Recognition

                  Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

                  Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

                  Included in accounts receivable are unbilled amounts, which represent revenues recognized in excess of amounts billed.

                  Cash

                  The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation

                  Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are as follows:

                         Furniture and fixtures                    3 - 5 years
                         Laboratory and computer equipment         3 - 5 years

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

                  Concentration of Credit Risk

                  Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. At December 31, 2000, an allowance for doubtful accounts was not deemed necessary.

                  Income Taxes

                  The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


--------------------------------------------------------------------------------
NOTE 2.           MAJOR CUSTOMERS
--------------------------------------------------------------------------------

                  During 2000 and 1999, five customers accounted for 84% of revenue and two customers accounted for 79% of revenue, respectively. The loss of these customers could significantly impact the operating results of the Company.

                  Individual accounts receivable balances at December 31, 2000 in excess of 10% of total accounts receivable are as follows:

                                                               % of Accounts
                                                 Amount          Receivable
                  --------------------------------------------------------------

                  Customer A                  $   335,899           31%
                  Customer B                  $   278,371           26%
                  Customer C                  $   143,340           13%

----------------------------------------------------------------------------------------------
NOTE 3. ACCOUNTS RECEIVABLE
----------------------------------------------------------------------------------------------
        Accounts receivable consisted of the following at December 31, 2000:

        Accounts receivable - billed                                              $   753,361
        Accounts receivable - unbilled                                                335,899
        --------------------------------------------------------------------------------------

                                                                                  $ 1,089,260
        ======================================================================================

----------------------------------------------------------------------------------------------
NOTE 4. PROPERTY AND EQUIPMENT
----------------------------------------------------------------------------------------------

        Property and equipment consisted of the following at December 31, 2000:

        Furniture and fixtures                                                    $     1,673
        Laboratory and computer equipment                                           1,238,268
        --------------------------------------------------------------------------------------
                                                                                    1,239,941
        Less accumulated depreciation                                                (618,980)
        --------------------------------------------------------------------------------------

                                                                                  $   620,961
        ======================================================================================

        Depreciation of property and equipment for the years ended December 31, 2000 and 1999 amounted to $202,561 and $148,925, respectively .


----------------------------------------------------------------------------------------------
NOTE 5. LEASE COMMITMENTS
----------------------------------------------------------------------------------------------

        The Company leases its office and laboratory facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2003.

        The approximate future minimum lease payments under these leases for years subsequent to December 31, 2000 are as follows:

        2001                                                                      $    17,469
        2002                                                                            2,086
        2003                                                                              522
        --------------------------------------------------------------------------------------

                                                                                  $    20,077
        ======================================================================================

        Total rent expense for the years ended December 31, 2000 and 1999 was approximately $28,532 and $27,702, respectively.

----------------------------------------------------------------------------------------------
NOTE 6. RELATED PARTY TRANSACTIONS
----------------------------------------------------------------------------------------------

        During 2000, the Company paid $34,000 to a stockholder for consulting services included as a component of professional services in the accompanying statement of income. No such fees were incurred in 1999.

----------------------------------------------------------------------------------------------
NOTE 7. INCOME TAXES
----------------------------------------------------------------------------------------------

        Income tax provision for the years ended December 31, 2000 and 1999 consisted of the following :

                                                                      2000            1999
        ======================================================================================
        Current:
             Federal                                               $  105,000      $    2,000
             State                                                     18,000             300

        Deferred:
             Federal                                                   65,000         158,000
             State                                                     11,000          27,000
        --------------------------------------------------------------------------------------

                                                                   $  199,000      $  187,300
        ======================================================================================

        The components of the deferred tax liability at December 31, 2000 are as follows:

        Accrual to cash basis adjustment                                           $  423,000
        Depreciation                                                                   34,000
        --------------------------------------------------------------------------------------

                                                                                   $  457,000
        ======================================================================================

        The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                                      2000            1999
        ======================================================================================

        Income taxes at statutory rate                             $  171,000      $  157,000
        State income taxes                                             27,000          29,300
        Permanent differences and other                                 1,000           1,000
        --------------------------------------------------------------------------------------

                                                                   $  199,000      $  187,300
        ======================================================================================

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2001 AND DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                       (Unaudited)
ASSETS                                                                                June 30, 2001          December 31, 2000
------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
     Cash and cash equivalents                                                     $       6,088,189        $       6,787,603
     Accounts receivable, net                                                              8,140,175                7,059,419
     Notes receivable                                                                              -                  209,337
     Prepaid and other current assets                                                         44,322                  334,832
-----------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                             14,272,686               14,391,191

LOAN RECEIVABLE FROM STOCKHOLDER                                                             105,310                  102,206

PROPERTY AND EQUIPMENT, NET                                                                1,465,238                  568,880

GOODWILL, NET                                                                              1,238,975                  671,471

OTHER ASSETS                                                                                 157,931                   35,037
-----------------------------------------------------------------------------------------------------------------------------

     TOTAL ASSETS                                                                  $      17,240,140        $      15,768,785
=============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
=============================================================================================================================
CURRENT LIABILITIES
     Accounts payable                                                              $         825,419        $         763,690
     Accrued liabilities                                                                   1,441,606                1,090,202
     Advance billings                                                                      1,475,117                1,590,520
     Income taxes payable                                                                    246,000                  372,000
     Deferred income taxes                                                                    26,000                  130,000
     Notes payable - current portion (approximately $137,000 to related
         parties in 2000)                                                                      9,041                  252,423
-----------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                         4,023,183                4,198,835
-----------------------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                                                  3,923                  158,312
-----------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                        109,000                  109,000
-----------------------------------------------------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
     Preferred stock, $.10 par value, 5,000,000 shares authorized,  none
         issued                                                                                    -                        -
     Common  stock,  $.001  par  value,  20,000,000  shares  authorized,
         3,628,331   and  3,589,642   shares  issued  and   outstanding,
         respectively                                                                          3,628                    3,590
     Additional paid-in capital                                                           10,517,895               10,345,323
     Retained earnings                                                                     2,582,511                  953,725
-----------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                       13,104,034               11,302,638
-----------------------------------------------------------------------------------------------------------------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $      17,240,140        $      15,768,785
=============================================================================================================================


                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
================================================================================

                                                                                                          Six Months Ended
                                                                                                              June 30,
                                                                                               ---------------------------------
                                                                                                      2001               2000
================================================================================================================================
NET REVENUE                                                                                     $  14,153,099      $   6,846,794
--------------------------------------------------------------------------------------------------------------------------------

COST AND EXPENSES
     Direct costs                                                                                   8,126,089          3,840,603
     General and administrative expenses                                                            3,547,128          1,635,597
--------------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses                                                                  11,673,217          5,476,200
--------------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                              2,479,882          1,370,594
--------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Interest income                                                                                  186,172                  -
     Interest expense ($0, $13,392, $0 and $30,772 to
         related parties)                                                                       (      23,267  )   (     101,721 )
--------------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)                                                                 162,905      (     101,721 )
--------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                          2,642,787          1,268,873

INCOME TAXES                                                                                        1,014,000            502,000
--------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                                      $   1,628,787      $     766,873
================================================================================================================================

Earnings per share:
     Basic                                                                                      $        0.45      $        0.33
     Diluted                                                                                    $        0.40      $        0.32
================================================================================================================================

Shares used in computing earnings per share:
     Basic                                                                                          3,594,785          2,335,736
     Diluted                                                                                        4,116,236          2,391,100
================================================================================================================================


                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                               2001                     2000
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                            $ 1,628,786               $  766,873
-----------------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation and amortization                                                         181,549                   68,163
         Common stock options issued as compensation                                            85,000                   85,000
         Common stock issued as compensation                                                     5,400                        -
         Changes in operating assets and liabilities:
              Accounts receivable                                                             (858,361)                (961,835)
              Prepaid expenses                                                                 293,764                 (261,523)
              Other assets                                                                    ( 72,424)                 (10,000)
              Accounts payable                                                                (183,880)                 (86,582)
              Accrued liabilities                                                              342,618                  377,160
              Accrued interest                                                                       -                   25,590
              Advance billings                                                                (154,096)                 (44,482)
              Income taxes payable                                                            (126,000)                 568,000
              Deferred income taxes                                                           (104,000)                (132,000)
-----------------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                           (590,430)                (372,509)
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by operating activities                              1,038,356                  394,364
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash consideration paid for company acquired                                             (510,577)                (295,740)
     Cash balance of company acquired                                                           83,010                   79,429
     Issuance of notes receivable                                                                    -                 (134,881)
     Purchase of property and equipment                                                       (946,938)                (150,223)
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                                 (1,374,505)                (501,415)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayment of notes payable - insurance                                                (94,481)                 (38,239)
     Principal payments on notes payable - purchase of assets                                  (43,521)                (348,500)
     Principal payments on notes payable - stockholders                                        (93,258)                       -
     Principal payments on notes payable - purchase of company                                (150,000)                       -
     Other financing activities                                                                (19,615)                  12,590
     Net borrowings on credit facility                                                               -                1,099,009
     Proceeds from issuance of common stock                                                     37,610                        -
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing activities                     (363,265)                 724,860
-----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          (699,414)                 617,809

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                             6,787,603                  288,285
-----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                 $ 6,088,189               $  906,094
-----------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           2001                     2000
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
-----------------------------------------------------------------------------------------------------------------------------------

     Interest paid                                                                        $     27,767             $     76,131
-----------------------------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                                    $  1,244,000             $     66,000
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
-----------------------------------------------------------------------------------------------------------------------------------

     Fair value of net liabilities assumed in connection with acquisition
         of business                                                                      $     89,243             $    154,260
-----------------------------------------------------------------------------------------------------------------------------------

     Note payable issued in connection with acquisition of business                       $          -             $    150,000
-----------------------------------------------------------------------------------------------------------------------------------

     Professional fees incurred in connection with acquisition of business                $     27,324             $    125,913
-----------------------------------------------------------------------------------------------------------------------------------

     Common stock options issued as compensation                                          $     85,000             $     85,000
-----------------------------------------------------------------------------------------------------------------------------------

     Common stock issued as compensation                                                  $      5,400             $          -
-----------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.        ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

               Basis of Presentation

               The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB for quarterly reports under section 13 or 15(d) of the Securities and Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the six month period ended June 30, 2000 is not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

               The audited financial statements at December 31, 2000 should be read in conjunction with these condensed consolidated financial statements.

               Consolidation

               The condensed consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (CHA) and SFBC Ft. Myers, Inc. (FTM) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.


--------------------------------------------------------------------------------
NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

               Use of Estimates

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

               The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

--------------------------------------------------------------------------------
NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

               Net Income Per Share

               The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share: Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 1,728,000 and 160,000 shares of common stock for the six month periods ended June 30, 2001 and 2000, respectively.


--------------------------------------------------------------------------------
NOTE 3.        SIGNIFICANT TRANSACTION
--------------------------------------------------------------------------------

               In early 2001, FTM purchased substantially all the assets and certain liabilities of ClinSites/LeeCoast Research Center, Inc. The purchase price was $600,000, plus the amount by which the operating assets exceeded the operating liabilities.

               The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $627,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

                Cash consideration paid to the seller               $  511,000
                Acquisition costs                                       27,000
               -----------------------------------------------------------------
                Total consideration                                    538,000
                Fair value of assets acquired                         (452,000)
                Fair value of liabilities assumed                      541,000
               -----------------------------------------------------------------

                Excess of cost over fair value of net assets
                 acquired, Goodwill                                 $  627,000
               -----------------------------------------------------------------


               Unaudited pro forma results of operations after giving effect to certain adjustments resulting from the acquisition for the three and six month periods ended June 30, 2001 and 2000 as if the business combination had occurred at the beginning of each period presented are not material to the financial statements and, accordingly, are not presented herein.


--------------------------------------------------------------------------------
NOTE 4.        SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

               In July 2001, the Company called for redemption of 709,950 of its publicly traded common stock warrants. The warrant holders have the option to exercise these warrants at $9.60 per share through August 21, 2001. If not exercised by that date, the Company may redeem the warrants at $0.25 per warrant.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF OPERATIONS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
--------------------------------------------------------------------------------

NET SALES                                                        $   427,280

COST OF SALES                                                        283,572
--------------------------------------------------------------------------------

GROSS PROFIT                                                         143,708

GENERAL AND ADMINISTRATIVE EXPENSES                                  153,455
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                  (9,747)

INTEREST EXPENSE                                                       4,200
--------------------------------------------------------------------------------

NET LOSS                                                         $   (13,947)
--------------------------------------------------------------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF CASH FLOWS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                                             ($  13,947)
------------------------------------------------------------------------------------------------------------------------
       Adjustments to reconcile net loss to net cash provided by
           operating activities
           Depreciation and amortization                                                                        28,837
             Changes in operating assets and liabilities:
                Accounts receivable                                                                         (  531,567)
                Prepaid expenses                                                                                 3,837
                Other assets                                                                                (    2,241)
                Accounts payable                                                                            (   38,040)
                Advanced billings                                                                              765,605
------------------------------------------------------------------------------------------------------------------------
                    Total adjustments                                                                          226,431
------------------------------------------------------------------------------------------------------------------------
                        Net cash provided by operating activities                                              212,484
------------------------------------------------------------------------------------------------------------------------

  CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment                                                                   (    9,841)
       Advances from parent and affiliates, net                                                             (  120,940)
------------------------------------------------------------------------------------------------------------------------
                        Net cash used in investing activities                                               (  130,781)
------------------------------------------------------------------------------------------------------------------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments on capital lease obligations                                                                (    2,777)
------------------------------------------------------------------------------------------------------------------------

  NET INCREASE IN CASH                                                                                          78,926

  CASH AT BEGINNING OF PERIOD                                                                                      503
------------------------------------------------------------------------------------------------------------------------

  CASH AT END OF PERIOD                                                                                      $  79,429
------------------------------------------------------------------------------------------------------------------------

  Supplemental Disclosures of Cash Flow Information and
       Non-Cash Investing and Financing Activities:
------------------------------------------------------------------------------------------------------------------------

       Interest paid                                                                                          $  1,200
------------------------------------------------------------------------------------------------------------------------

       Income taxes paid                                                                                      $      -
------------------------------------------------------------------------------------------------------------------------

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO STATEMENTS OF OPERATIONS AND CASH FLOWS
OF THE BUSINESS TO BE SOLD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.   BASIS OF PRESENTATION
--------------------------------------------------------------------------------

          The accompanying statements of operations and cash flows do not include all of the disclosures made in the statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal years.

KEYSTONE ANALYTICAL LABORATORIES, INC.
BALANCE SHEETS (UNAUDITED)
JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------

  ASSETS                                                                                  2001              2000
---------------------------------------------------------------------------------------------------------------------
  CURRENT ASSETS
       Cash                                                                           $   533,803       $   498,350
       Accounts receivable                                                              1,254,995           792,710
---------------------------------------------------------------------------------------------------------------------
           Total current assets                                                         1,788,798         1,291,060

  PROPERTY AND EQUIPMENT, NET                                                             743,962           425,392
---------------------------------------------------------------------------------------------------------------------

       TOTAL ASSETS                                                                   $ 2,532,760       $ 1,716,452
=====================================================================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------

  CURRENT LIABILITIES
       Accounts payable and accrued expenses                                          $   515,005       $   107,008
       Income taxes payable                                                               213,940           128,120
       Deferred income taxes                                                              294,000           272,000
---------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                    1,022,945           507,128
---------------------------------------------------------------------------------------------------------------------

  DEFERRED INCOME TAXES                                                                    34,000            34,000
---------------------------------------------------------------------------------------------------------------------

  LEASE COMMITMENTS

  STOCKHOLDERS' EQUITY
       Common stock, no par value, 100 shares authorized,
           21 shares issued and outstanding                                               280,000           280,000
       Retained earnings                                                                1,195,815           895,324
---------------------------------------------------------------------------------------------------------------------
           Total stockholders' equity                                                   1,475,815         1,175,324
---------------------------------------------------------------------------------------------------------------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 2,532,760       $ 1,716,452
=====================================================================================================================

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF INCOME (UNAUDITED)
SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                          2001              2000
---------------------------------------------------------------------------------------------------------------------
  REVENUE                                                                             $ 1,602,561       $   825,225
---------------------------------------------------------------------------------------------------------------------

  OPERATING EXPENSES
       Chemicals and lab supplies                                                         146,386            75,227
       Depreciation                                                                       145,275            94,587
       Health insurance                                                                    12,314             9,648
       Officers' compensation                                                             699,030           276,480
       Professional services                                                               50,645            37,548
       Rent                                                                                14,105            15,674
       Salaries, wages and payroll taxes                                                  132,876           107,992
       Other                                                                               33,468            24,151
---------------------------------------------------------------------------------------------------------------------
           Total operating expenses                                                     1,234,099           641,307
---------------------------------------------------------------------------------------------------------------------

  INCOME FROM OPERATIONS                                                                  368,462           183,918

  OTHER INCOME
       Interest income                                                                      5,265            14,014
---------------------------------------------------------------------------------------------------------------------

  INCOME BEFORE INCOME TAXES                                                              373,727           197,932

  INCOME TAXES                                                                            148,946            76,090
---------------------------------------------------------------------------------------------------------------------

  NET INCOME                                                                          $   224,781       $   121,842
---------------------------------------------------------------------------------------------------------------------

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                          2001              2000
---------------------------------------------------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                     $   224,781       $   121,842
---------------------------------------------------------------------------------------------------------------------
       Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                   145,275            94,587
           Changes in operating assets and liabilities:
                Accounts receivable                                                      (165,735)          188,605
                Prepaid expenses                                                                -            43,673
                Accounts payable and accrued expenses                                     490,839            70,748
                Income taxes payable                                                      150,474           128,120
                Deferred income taxes                                                    (129,000)          (75,000)
---------------------------------------------------------------------------------------------------------------------
                    Total adjustments                                                     491,853           450,733
---------------------------------------------------------------------------------------------------------------------
                        Net cash provided by operating activities                         716,634           572,575

  CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                                              (268,276)         (154,848)

  CASH FLOWS FROM FINANCING ACTIVITIES:
       Dividends paid                                                                     (30,000)                -
---------------------------------------------------------------------------------------------------------------------

  NET INCREASE IN CASH                                                                    418,358           417,727

  CASH AT BEGINNING OF PERIOD                                                             115,445            80,623
---------------------------------------------------------------------------------------------------------------------

  CASH AT END OF PERIOD                                                               $   533,803       $   498,350
---------------------------------------------------------------------------------------------------------------------

  Supplemental Disclosures:
---------------------------------------------------------------------------------------------------------------------

       Income taxes paid                                                              $   127,466       $    22,962
---------------------------------------------------------------------------------------------------------------------

KEYSTONE ANALYTICAL LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Basis of Presentation

          The accompanying financial statements do not include all the disclosures made in the audited financial statements of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the periods presented are not necessarily indicative of the results for the full fiscal years.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
================================================================================

SFBC International, Inc. and Subsidiaries

Introduction to Unaudited Pro Forma Consolidated Financial Statements      P-2

Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2001            P-3

Notes to Unaudited Pro Forma Consolidated Balance Sheet                    P-4

Unaudited Pro Forma Consolidated Statement of Operations for the
     six month period ended June 30, 2001                                  P-5

Notes to Unaudited Pro Forma Consolidated Statement of Operations          P-6

Unaudited Pro Forma Consolidated Statement of Operations for the
     year ended December 31, 2000                                          P-7

Notes to Unaudited Pro Forma Consolidated Statement of Operations          P-8

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


Prior to the commencement of this registration statement, SFBC International, Inc. (the Parent) formed two wholly owned subsidiaries, SFBC Charlotte, Inc. (Subsidiary 2) and SFBC Analytical Laboratories, Inc. (Subsidiary 3). Subsidiary 2 acquired certain assets and assumed certain liabilities of Pharmaceutical Development Associates, Inc. (PDA) on March 29, 2000 while Subsidiary 3 acquired 100% of the outstanding stock of KeyStone Analytical Laboratories, Inc. (KAL) on August 20, 2001.

The following pro forma financial information presents a) the Parent's, South Florida Kinetics, Inc.'s (Subsidiary 1), Subsidiary 2's, PDA's, Subsidiary 3's and KAL's (collectively the Companies) pro forma unaudited consolidating balance sheet as of June 30, 2001, as if the registration contemplated herein and the acquisition of KAL occurred on June 30, 2001; b) the Companies' pro forma unaudited consolidating statement of operations for the six month period ended June 30, 2001, as if the registration contemplated herein and the acquisition of KAL occurred on January 1, 2001; and c) the Companies' pro forma unaudited consolidating statement of operations for the year ended December 31, 2000, as if the registration contemplated herein and the acquisitions of PDA and KAL occurred on January 1, 2000.

This unaudited pro forma financial information does not purport to represent what the Companies financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project the Companies financial position or results of operations for any future date or period. These unaudited pro forma consolidating financial statements should be read in conjunction with the historical financial statements of SFBC International, Inc. and Subsidiaries, Pharmaceutical Development Associates, Inc., and KeyStone Analytical Laboratories, Inc. and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2001
================================================================================

                                                                      Historical
                                                          ------------------------------------
                                                                SFBC            KeyStone
                                                           International,      Analytical
                                                              Inc. and       Laboratories,      Pro Forma       Pro Forma
                                                          Subsidiaries/(1)/      Inc./(2)/     Adjustments      Combined
====================================================================================================================================
CURRENT ASSETS
     Cash and cash equivalents                              $  6,088,189     $     533,803   ( $ 2,906,190) (3)    $   2,715,802
                                                                                             (   1,000,000) (4)
     Accounts receivable, net                                  8,140,175         1,254,995               -             9,395,170
     Prepaid and other current assets                             44,322                 -               -                44,322
------------------------------------------------------------------------------------------------------------------------------------
         Total current assets                                 14,272,686         1,788,798   (   3,906,190)           12,155,294

LOAN RECEIVABLE FROM STOCKHOLDER                                 105,310                 -       1,000,000  (4)        1,105,310

PROPERTY AND EQUIPMENT, NET                                    1,465,238           743,962         506,000  (3)        2,715,200

GOODWILL, NET                                                  1,238,975                 -       3,798,817  (3)        5,037,792

OTHER ASSETS                                                     157,931                 -               -               157,931
------------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                $ 17,240,140     $   2,532,760     $ 1,398,627         $  21,171,527
====================================================================================================================================

====================================================================================================================================

CURRENT LIABILITIES
     Accounts payable                                       $    825,419     $     515,005     $   300,000  (3)    $   1,640,424
     Accrued liabilities                                       1,441,606                 -               -             1,441,606
     Advance billings                                          1,475,117                 -               -             1,475,117
     Income taxes payable                                        246,000           213,940               -               459,940
     Deferred income taxes                                        26,000           294,000               -               320,000
     Notes payable - current portion                               9,041                 -               -                 9,041
------------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                             4,023,183         1,022,945         300,000             5,346,128
------------------------------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                      3,923                 -               -                 3,923
------------------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                            109,000            34,000               -               143,000
------------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
     Preferred stock                                                   -                 -               -                     -
     Common stock, $.001 par value, 20,000,000 shares                                                                      3,806
     authorized, 3,806,366 shares issued and outstanding           3,628           280,000             178  (3)
                                                                                             (     280,000) (3)
     Additional paid-in capital                               10,517,895                 -       2,574,264  (3)       13,092,159
     Retained earnings                                         2,582,511         1,195,815   (   1,195,815) (3)        2,582,511
------------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                           13,104,034         1,475,815       1,098,627            15,678,476
------------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 17,240,140     $   2,532,760     $ 1,398,627         $  21,171,527
====================================================================================================================================

    See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
================================================================================

NOTE 1. The column includes the historical consolidated balance sheet of SFBC International, Inc. and Subsidiaries (the Company) at June 30, 2001.

NOTE 2. The column includes the historical balance sheet of KeyStone Analytical Laboratories, Inc. (KAL) at June 30, 2001.

NOTE 3. The adjustment records the acquisition of KAL. The Company acquired 100% of the stock of KAL by issuing 178,035 shares of the Company's common stock and paying $2,906,190. In addition, the Company spent approximately $300,000 in investment banking, legal and auditing fees directly related to the acquisition and the fair value of the property and equipment was estimated to be approximately $506,000 greater than book value.

NOTE 4. The adjustment records a loan given to the President of KAL in connection with the acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTH PERIOD ENDED JUNE 30, 2001
================================================================================

                                                                    Historical
                                                       -------------------------------
                                                              SFBC            KeyStone
                                                         International,      Analytical
                                                            Inc. and       Laboratories,   Pro Forma          Pro Forma
                                                       Subsidiaries /(1)/   Inc. /(2)/    Adjustments         Combined
==========================================================================================================================
NET REVENUE                                               $  14,153,099    $ 1,602,561    $       -      $  15,755,660

COSTS AND EXPENSES
     Direct costs                                             8,126,089        552,990      (77,280) (3)     8,601,799
     General and administrative                               3,547,128        681,109       25,760) (3)     4,253,077
                                                                                            (50,600  (4)
--------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses                            11,673,217      1,234,099      (52,440)        12,854,876
--------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                        2,479,882        368,462       52,440          2,900,784

OTHER INCOME (EXPENSE)
     Interest income                                            186,172          5,265            -            191,437
     Interest expense                                           (23,267)             -            -            (23,267)
--------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)                           162,905          5,265            -            168,170
--------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                    2,642,787        373,727       52,440          3,068,954

INCOME TAXES                                                  1,014,000        148,946        4,054 (5)      1,167,000
--------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                $   1,628,787    $   224,781    $  48,386      $   1,901,954
==========================================================================================================================

Earnings per share: (6)
     Basic                                                $        0.45                                  $        0.50
     Diluted                                              $        0.40                                  $        0.44
==========================================================================================================================

Shares used in computing earnings per share: (6)
     Basic                                                    3,594,785                                      3,772,820
     Diluted                                                  4,116,236                                      4,294,271
==========================================================================================================================

     See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the six month period ended June 30, 2001.

NOTE 2. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the six month period ended June 30, 2001.

NOTE 3. The adjustment is in connection with the KAL acquisition and gives effect for a net decrease in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed annual bonus of $200,000.

NOTE 4. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 5. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 6. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000
================================================================================

                                                              Historical
                                         --------------------------------------------------
                                               SFBC         Pharmaceutical      KeyStone
                                          International,     Development       Analytical
                                             Inc. and        Associates,      Laboratories,      Pro Forma             Pro Forma
                                         Subsidiaries/(1)/     Inc./(2)/        Inc./(3)/       Adjustments            Combined
------------------------------------------------------------------------------------------------------------------------------------
NET REVENUE                                $ 19,694,428      $   427,280      $  2,028,905      $         -          $22,150,613

COSTS AND EXPENSES
     Direct costs                            11,996,996          283,572           743,654           25,835 (8)       13,050,057
     General and administrative               4,252,033          153,455           811,192            1,583 (7)
                                                                                                      8,615 (8)
                                                                                                     52,000 (9)        5,278,878
------------------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses            16,249,029          437,027         1,554,846           88,033           18,328,395
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS                 3,445,399           (9,747)          474,059          (88,033)           3,821,678

OTHER INCOME (EXPENSE)
     Interest income                            122,908                -            27,493                -              150,401
     Interest expense                          (175,470)          (4,200)                -           (3,375) (4)        (185,601)
                                                                                                      3,000  (5)
                                                                                                     (5,556) (6)
------------------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)           (52,562)          (4,200)           27,493           (5,931)             (35,200)
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES             3,392,837          (13,947)          501,552          (93,964)           3,786,478

INCOME TAXES                                  1,342,000                -           199,000         (101,000) (10)      1,440,000
====================================================================================================================================

NET INCOME (LOSS)                          $  2,050,837     ($   13,947)      $    302,552      $     7,036          $ 2,346,478
====================================================================================================================================

Earnings per share: (11)
     Basic                                 $       0.78                                                              $      0.84
     Diluted                               $       0.76                                                              $      0.81
====================================================================================================================================

Shares used in computing earnings per
     share: (11)
     Basic                                    2,614,000                                                                2,792,035
     Diluted                                  2,706,561                                                                2,884,596
------------------------------------------------------------------------------------------------------------------------------------

     See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the year ended December 31, 2000.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc.
         (PDA) for the eighty-nine day period ended March 29, 2000.

NOTE 3. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the year ended December 31, 2000.

NOTE 4. The adjustment is in connection with the PDA acquisition and gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 2000 and assumes quarterly payment of interest.

NOTE 5. The adjustment is in connection with the PDA acquisition and gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 6. The adjustment is in connection with the PDA acquisition and gives effect for an increase in interest expense of $11,250 associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum. This increase is offset by a decrease in interest expense of $5,694 associated with actual interest on the line of credit before the acquisition.

NOTE 7. The adjustment is in connection with the PDA acquisition and gives effect for an increase in amortization expense of $18,148 based upon goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $16,565 associated with goodwill of $662,598 not acquired by the Company.

NOTE 8. The adjustment is in connection with the KAL acquisition and gives effect for a net increase in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed bonus of $200,000.

NOTE 9. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 10. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 11. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         Our certificate of incorporation, as amended, provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SFBC International, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered hereby (except for the underwriting discounts and commissions) will be borne by SFBC and are estimated to be as follows:

         Registration Fee ..........................  $    280.67
         Printing and Miscellaneous ................     1,000.00
         Legal Fees and Expenses ...................     5,000.00
         Accounting Fees and Expenses ..............     5,000.00

         Total .....................................  $ 11,280.67

Item 26. Recent Sales of Unregistered Securities.

         During the past three years, the following persons and entities acquired shares of stock and other securities from us as set forth in the table below. The number of shares of our common stock has been adjusted by our four-for-five reverse stock split.

         We sold the securities listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and for accredited investors also under Rule 506 thereunder. Under Item 26(a) each person listed below, except for Mr. Arnold Hantman, our chief executive officer exchanged his or her common stock of South Florida Kinetics, Inc. for our common stock when we acquired South Florida Kinetics on June 7, 1999. The convertible notes were offered to the South Florida Kinetics minority stockholders at the time they voted on the merger in exchange for their cancellation of South Florida Kinetics notes but not issued until August 4, 1999. Under Item 26(b), the convertible noteholders converted their notes as of October 26, 1999.

         We believe that 37 of the persons listed below were accredited investors. The remaining persons were sophisticated investors, who were also pre-existing stockholders of our subsidiary, South Florida Kinetics at the time of the merger and our stockholders when they converted their notes.

(a)
                                          Class of            Amount of                    Consideration Received/(1)/
Stockholder                               Securities       Securities Sold                 ---------------------------
-----------                               ----------       ---------------
Jay W. Atkins                            common stock       11,106 shares                          common stock

Maurice L. Baldwin c/o Maurice L.      convertible note       $18,943.08                cancellation of note and accrued
and Mary L. Baldwin Family Trust         common stock        2,563 shares                           interest
                                                                                                  common stock

Donald E. Birzer                         common stock        6,835 shares                         common stock

Robert P. Bisaillon                    convertible note       $16,108.33            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Roland W. Boone                        convertible note       $25,588.34            cancellation of note and accrued interest
                                         common stock        8,543 shares                         common stock

Keith C. Carini, M.D.                  convertible note       $8,629.17             cancellation of note and accrued interest
                                         common stock        2,478 shares                         common stock

Harold and Marilyn F. Chalmers         convertible note       $74,129.17            cancellation of note and accrued interest

                                         common stock       21,358 shares                         common stock

Norman Cloutier                        convertible note       $7,690.37             cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Hilda S. Davis                         convertible note       $18,943.08            cancellation of note and accrued interest
                                         common stock        2,563 shares                         common stock

Patricia DeLovely                        common stock        9,398 shares                         common stock

                                          Class of            Amount of                    Consideration Received/(1)/
Stockholder                               Securities       Securities Sold                 ---------------------------
-----------                               ----------       ---------------
Robert L. Dible                        convertible note       $24,000.00            cancellation of note and accrued interest
                                         common stock       12,815 shares                         common stock

Rudolph Dickson                        convertible note       $18,722.92            cancellation of note and accrued interest
                                         common stock        8,971 shares                         common stock

Robert Dudley                          convertible note       $15,937.57            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Howard L. Foglesong                    convertible note       $7,974.63             cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Curtis L. Franz                          common stock        3,845 shares                         common stock

Edmond W. and Georgia Gardiner         convertible note       $7,246.47             cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Raymond L. Gehris                        common stock       17,087 shares                         common stock

Harold T., Ruth B. George, Trustees    convertible note       $16,197.92            cancellation of note and accrued interest
U.D.T., dated February 18, 1984          common stock        2,136 shares                         common stock


Dennis D. Glass                        convertible note       $31,265.30            cancellation of note and accrued interest
                                         common stock        4,272 shares                         common stock

Joseph J. and E. Lenore Goetz            common stock        2,648 shares                         common stock

Margaret K. Greene                     convertible note       $12,185.33            cancellation of note and accrued interest
                                         common stock        1,709 shares                         common stock

Dale and Sandra Halverstadt              common stock        8,543 shares                         common stock

William and Helen A. Havel             convertible note       $16,250.00            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Dennis Hieronymus                      convertible note       $12,738.44            cancellation of note and accrued interest
                                         common stock        3,417 shares                         common stock

Frank L. Jenkins                       convertible note       $6,896.00             cancellation of note and accrued interest
                                         common stock        8,543 shares                         common stock

Kurt H. Knecht                         convertible note       $65,852.52            cancellation of note and accrued interest
                                         common stock        8,543 shares                         common stock

David M. Kushner, M.D.                 convertible note       $25,003.20            cancellation of note and accrued interest
                                         common stock       34,173 shares                         common stock

Philip A. Linda C. Magyar              convertible note       $16,262.07            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Edith L. Marion                        convertible note       $22,137.91            cancellation of note and accrued interest
                                         common stock        3,076 shares                         common stock

                                          Class of            Amount of                    Consideration Received/(1)/
Stockholder                               Securities       Securities Sold                 ---------------------------
-----------                               ----------       ---------------
Edith L. Marion                        convertible note       $10,760.09            cancellation of note and accrued interest
                                         common stock        2,562 shares                         common stock

George L. and Linda J. May             convertible note       $8,241.67             cancellation of note and accrued interest
                                         common stock        1,111 shares                         common stock

Joanne B. May                          convertible note       $18,585.83            cancellation of note and accrued interest
                                         common stock        2,563 shares                         common stock

Robert I. and Debbie Miller              common stock        2,136 shares                         common stock

Miller Trust, Margaret Ann Miller,     convertible note       $43,076.33            cancellation of note and accrued interest
Trustee                                  common stock       14,523 shares                         common stock

Patrick Murphy, M.D.                   convertible note       62,365.57             cancellation of note and accrued interest
                                         common stock       11,790 shares                         common stock

Jerry Nash                             convertible note       $20,023.39            cancellation of note and accrued interest
                                         common stock        2,990 shares                         common stock

Howard Nunn, Jr., M.D.                 convertible note       $16,056.33            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Jay L. Rentzel                         convertible note       $93,849.58            cancellation of note and accrued interest
                                         common stock       29,902 shares                         common stock

Integrity Associates                   convertible note       $21,935.83            cancellation of note and accrued interest
                                         common stock        2,990 shares                         common stock

Roscoe M. Smith                        convertible note       $15,344.32            cancellation of note and accrued interest
                                         common stock        4,272 shares                         common stock

Howard W. Stacey                         common stock        3,076 shares                         common stock

John and Mary Sviatek                  convertible note       $56,625.00            cancellation of note and accrued interest
                                         common stock        8,543 shares                         common stock

Carl J. Wallace                        convertible note       $15,685.33            cancellation of note and accrued interest
                                         common stock        4,699 shares                         common stock

Leo Watkins                            convertible note       $34,521.32            cancellation of note and accrued interest
                                         common stock        8,885 shares                         common stock

Robert K. Wawrousek, Trustee           convertible note      $137,694.33            cancellation of note and accrued interest

                                         common stock       59,804 shares                         common stock

Joseph E. Webb                         convertible note       $25,526.91            cancellation of note and accrued interest
                                         common stock        4,357 shares                         common stock

Gordon Wilbur                          convertible note       $18,161.84            cancellation of note and accrued interest
                                         common stock        2,392 shares                         common stock

James R. and Mildred Williams          convertible note       $72,350.00            cancellation of note and accrued interest

                                          Class of            Amount of                    Consideration Received/(1)/
Stockholder                               Securities       Securities Sold                 ---------------------------
-----------                               ----------       ---------------
                                         common stock       25,630 shares                         common stock

Raymond F. Zuczuski                    convertible note       $15,605.00            cancellation of note and accrued interest
                                         common stock        2,136 shares                         common stock

Jerry Frost                            convertible note       $20,788.53            cancellation of note and accrued interest
                                         common stock        3,930 shares                         common stock

Lisa Krinsky, M.D.                       common stock      1,014,487 shares                       common stock

Arnold Hantman                           common stock       507,244 shares                        common stock

Michael D. and Beth J. Harris            common stock       76,635 shares                         common stock
MDN Enterprises, Inc.                    common stock       71,635 shares                         common stock

Dr. Leonard Weinstein                    common stock       10,000 shares                         common stock

(1) We issued our shares of common stock in exchange for shares of our subsidiary except for Mr. Hantman who exchanged shares of our predecessor. The convertible notes we issued were exchanged for South Florida Kinetics' notes.

(b)

                                                                        Amount of
             Stockholder                   Class of Securities      Securities Sold /(1)/   Consideration Received
             -----------                   -------------------      ---------------------   ----------------------
Maurice L. Baldwin c/o Maurice L. and      common stock warrant          4,209              conversion of note
     Mary L. Baldwin Family Trust              common stock              4,209

Robert P. Bisaillon                        common stock warrant          3,579              conversion of note
                                               common stock              3,579

Roland W. Boone                            common stock warrant          5,686              conversion of note
                                               common stock              5,686

Keith C. Carini, M.D.                      common stock warrant          1,917              conversion of note
                                               common stock              1,917

Norman Cloutier                            common stock warrant          1,708              conversion of note
                                               common stock              1,708

Hilda S. Davis                             common stock warrant          4,209              conversion of note
                                               common stock              4,209

Robert L. Dible                            common stock warrant          5,333              conversion of note
                                               common stock              5,333

Robert Dudley                              common stock warrant          3,541              conversion of note
                                               common stock              3,541

Rudolph Dickson                            common stock warrant          4,160              conversion of note
                                               common stock              4,160

                                                                          Amount of
             Stockholder                   Class of Securities      Securities Sold /(1/)   Consideration Received
             -----------                   -------------------      ---------------------   ----------------------
Howard L. Foglesong                        common stock warrant          1,772              conversion of note
                                               common stock              1,772

Edmond W. and Georgia Gardiner             common stock warrant          1,610              conversion of note
                                               common stock              1,610

Harold T. and Ruth B. George Trustees      common stock warrant          3,599              conversion of note
                                               common stock              3,599

Dennis D. Glass                            common stock warrant          6,947              conversion of note
                                               common stock              6,947

Margaret K. Greene                         common stock warrant          2,707              conversion of note
                                               common stock              2,707

William and Helen A. Havel                 common stock warrant          3,611              conversion of note
                                               common stock              3,611

Dennis Hieronymus                          common stock warrant          2,830              conversion of note
                                               common stock              2,830

Frank L. Jenkins                           common stock warrant          1,532              conversion of note
                                               common stock              1,532

Kurt H. Knecht                             common stock warrant         14,633              conversion of note
                                               common stock             14,633

Philip A. and Linda C. Magyar              common stock warrant          3,613              conversion of note
                                               common stock              3,613

Edith L. Marion                            common stock warrant          4,919              conversion of note
                                               common stock              4,919

Edith L. Marion                            common stock warrant          2,393              conversion of note
                                               common stock              2,393

George L. and Linda J. May                 common stock warrant          1,831              conversion of note
                                               common stock              1,831

Joanne B. May                              common stock warrant          4,130              conversion of note
                                               common stock              4,130

Ann Miller (Miller Trust)                  common stock warrant          9,572              conversion of note
                                               common stock              9,572

Patrick J. Murphy, M.D.                    common stock warrant         13,859              conversion of note
                                               common stock             13,859

Jerry Nash                                 common stock warrant          4,449              conversion of note
                                               common stock              4,449

Howard Nunn, Jr., M.D.                     common stock warrant          3,568              conversion of note
                                               common stock              3,568

                                                                         Amount of
         Stockholder                       Class of Securities     Securities Sold /(1)/    Consideration Received
         ----------                        -------------------     ---------------------    ----------------------
Jay L. Rentzel                             common stock warrant         20,855              conversion of note
                                               common stock             20,855

Roscoe M. Smith                            common stock warrant          3,409              conversion of note
                                               common stock              3,409

John and Mary Sviatek                      common stock warrant         12,583              conversion of note
                                               common stock             12,583

Carl J. Wallace                            common stock warrant          3,485              conversion of note
                                               common stock              3,485

Leo Watkins                                common stock warrant          7,671              conversion of note
                                               common stock              7,671

Robert K. Wawrousek, Trustee               common stock warrant         30,598              conversion of note
                                               common stock             30,598

Joseph E. Webb                             common stock warrant          5,672              conversion of note
                                               common stock              5,672

Gordon Wilbur                              common stock warrant          4,035              conversion of note
                                               common stock              4,035

James R. and Mildred H. Williams           common stock warrant         16,077              conversion of note
                                               common stock             16,077

Raymond F. Zuczuski                        common stock warrant          3,467              conversion of note
                                               common stock              3,467

Jerry Frost                                common stock warrant          4,619              conversion of note
                                               common stock              4,619

Robert Reynoldson                          common stock warrant          4,874              conversion of note
                                               common stock              4,874

Harold and Marilyn F. Chalmers             common stock warrant         16,473              conversion of note
                                               common stock             16,473

     We issued shares of our common stock to the following individuals upon exercise of options or warrants, with the exception of the issuance to Nick P. Tootle as a bonus, in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933:

Date                             Name                Number of Shares            Consideration
----                             ----                ----------------            -------------
April 24, 2001              Nick P. Tootle              5,556                     Signing Bonus

May 11, 2001               Howard Fogelsong             1,772                        $14,176

May 17, 2001                 Edith Marion               3,476              Cashless Warrant Exercise

May 24, 2001                George Gessner              4,166                      $23,433.75

Date                             Name                Number of Shares            Consideration
----                             ----                ----------------            -------------
June 1, 2001             Patrick Murphy, M.D.           6,929              Cashless Warrant Exercise

June 8, 2001               Rudolph Dickson              2,667              Cashless Warrant Exercise

June 11, 2001           Margaret Miller Trust           5,682              Cashless Warrant Exercise

June 22, 2001             Dennis Hieronymus             1,935              Cashless Warrant Exercise

June 22, 2001     Maurice and Mary Baldwin, Trustees    2,878              Cashless Warrant Exercise

June 26, 2001          Philip and Linda Magyar          2,450              Cashless Warrant Exercise

June 28, 2001              Norman Cloutier              1,178              Cashless Warrant Exercise

July 2, 2001                James Williams             11,886              Cashless Warrant Exercise

July 3, 2001                 Roland Boone               4,252              Cashless Warrant Exercise

July 3, 2001                 Robert Dible               3,988              Cashless Warrant Exercise

July 5, 2001              Margaret R. Greene            2,070              Cashless Warrant Exercise

July 5, 2001                Jay L. Rentzel             15,947              Cashless Warrant Exercise

July 5, 2001                William Havel               2,761              Cashless Warrant Exercise

July 5, 2001                Hilda S. Davis              3,218              Cashless Warrant Exercise

July 5, 2001              Robert Reynoldson             3,727              Cashless Warrant Exercise

July 5, 2001               Robert Wawrousek            23,398              Cashless Warrant Exercise

July 6, 2001                Kurt H. Knecht             10,833              Cashless Warrant Exercise

July 6, 2001              Edmond W. Gardiner            1,191              Cashless Warrant Exercise

July 23,2001               Roscoe M. Smith              1,592              Cashless Warrant Exercise

     On August 20, 2001, we issued shares of our common stock to the following individuals in connection with the merger of KeyStone Analytical Laboratories, Inc. into SFBC Analytical Laboratories, Inc. As consideration for these shares of common stock, the person below surrendered shares of common stock in KeyStone. These shares were sold in reliance on the exemption provided in
Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

Name                                                            Number of Shares
Allan Xu                                                             132,986
Carl Kwan-Hsi Chiou                                                   13,861
Shang-Jaw Chion                                                       13,861
Je-Min Charles Hsu                                                     6,931
Miao-Hsun L. Sheng                                                     6,931
Christine K. Chiou                                                     3,465

Item 27. Exhibits.

 Exhibit
 Number    Description
2.1           Agreement and Plan of Merger (1)
3.1           Certificate of Incorporation (2)
3.2           First Amendment to Certificate of Incorporation (2)
3.3           Certificate of Correction to Certificate of Incorporation (3)
3.4           Bylaws (2)
3.5           First Amendment to the Bylaws (3)
4.1           Form of Common Stock Certificate (2)
5             Opinion of Michael Harris, P.A.
10.1          Form of Employment Agreement of Arnold Hantman (4)
10.2          Form of Employment Agreement of Lisa Krinsky, M.D. (4)
10.3          Form of Employment Agreement of Dr. Gregory Holmes (4)
10.4          Employment Agreement of D. Scott Davis (5)
10.5          Employment Agreement of Dr. Barrie Phillips (6)
10.6          Form of Employment Agreement of Nick P. Tootle (4)
10.7          Employment Agreement of George Gessner (6)
10.8          Second Amended and Restated 1999 Stock Option Plan
10.9          Asset Purchase Agreement* (3)
10.10         Audit Committee Charter (5)
10.11         Employment Agreement of Dr. Allan Xu
21            Subsidiaries
23.1          Consent of Kaufman, Rossin & Co.
23.2          Consent of Michael Harris, P.A. (7)

* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.
(1)      Contained in the Form 8-K/A filed on August 29, 2001
(2)      Contained in Form SB-2 filed on August 17, 1999
(3)      Contained in Form SB-2 filed on October 5, 2000
(4)      Contained in the Post-Effective Amendment on Form SB-2 filed on July 9,
         2001
(5)      Contained in Form SB-2 filed on July 21, 2000
(6)      Contained in the Form 10-KSB for the year ended December 31, 2000
(7)      Contained in opinion of Michael Harris, P.A.

Item 28. Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SFBC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Miami, Florida, on the 6th day of September, 2001.


                                             SFBC International, Inc.

                                             By /s/  Arnold Hantman
                                             ------------------------------
                                             Arnold Hantman
                                             Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                                 Date
-----------------------------   ----------------------------------    -----------------
/s/ Lisa Krinsky, M.D.          Chairman of the Board of Directors    September 6, 2001
-----------------------------
Lisa Krinsky, M.D.

/s/ Arnold Hantman              Director                              September 6, 2001
-----------------------------
Arnold Hantman

/s/ Nick P. Tootle              Vice President of Finance             September 6, 2001
-----------------------------
Nick P. Tootle

/s/ Ramiro Casanas              Chief Accounting Officer              September 6, 2001
-----------------------------
Ramiro Casanas

/s/ Jack Levine                 Director                              September 6, 2001
-----------------------------
Jack Levine

/s/ Dr. Leonard Weinstein           Director                 September 6, 2001
---------------------------------
Dr. Leonard Weinstein

/s/ William  C. Willis, Jr.         Director                 September 6, 2001
---------------------------------
William C. Willis, Jr.

                                 EXHIBIT INDEX


 Exhibit
 Number    Description
--------   ---------------------------------------------------------------------
2.1           Agreement and Plan of Merger (1)
3.1           Certificate of Incorporation (2)
3.2           First Amendment to Certificate of Incorporation (2)
3.3           Certificate of Correction to Certificate of Incorporation (3)
3.4           Bylaws (2)
3.5           First Amendment to the Bylaws (3)
4.1           Form of Common Stock Certificate (2)
5             Opinion of Michael Harris, P.A.
10.1          Form of Employment Agreement of Arnold Hantman (4)
10.2          Form of Employment Agreement of Lisa Krinsky, M.D. (4)
10.3          Form of Employment Agreement of Dr. Gregory Holmes (4)
10.4          Employment Agreement of D. Scott Davis (5)
10.5          Employment Agreement of Dr. Barrie Phillips (6)
10.6          Form of Employment Agreement of Nick P. Tootle(4)
10.7          Employment Agreement of George Gessner (6)
10.8          Second Amended and Restated 1999 Stock Option Plan
10.9          Asset Purchase Agreement* (3)
10.10         Audit Committee Charter (5)
10.11         Employment Agreement of Dr. Allan Xu
21            Subsidiaries
23.1          Consent of Kaufman, Rossin & Co.
23.2          Consent of Michael Harris, P.A. (7)

----------------
* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.
(1)      Contained in the Form 8-K/A as filed on August 29, 2001.
(2)      Contained in Form SB-2 filed on August 17, 1999
(3)      Contained in Form SB-2 filed on October 5, 2000
(4) Contained in the Post-Effective Amendment on Form SB-2 as filed on July 9, 2001
(5)      Contained in Form SB-2 filed on July 21, 2000
(6)      Contained in the Form 10-KSB for the year ended December 31, 2000
(7)      Contained in Opinion of Michael Harris, P.A.